UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Dow Jones & Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of 2004 Annual Meeting and Proxy Statement

Dow Jones & Company

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York, 10281

To Our Stockholders:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Dow Jones & Company, Inc., which will be held on Wednesday, April 21, 2004 at 11:00 a.m. at:

The American Express Building

26th Floor Auditorium

Three World Financial Center

200 Vesey Street

New York, New York

Discussions of Company affairs at past Annual Meetings have generally been interesting and useful. I hope you will be able to attend.

This year, you are being asked to act upon the election of five directors, the approval of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as auditors for 2004, the approval of an amendment to the Dow Jones 2001 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 from 7,000,000 to 9,000,000 shares, and one stockholder proposal. The Board of Directors recommends a vote FOR the election of directors, FOR the approval of the appointment of PricewaterhouseCoopers LLP, FOR the approval of the amendment to the Dow Jones 2001 Long-Term Incentive Plan and AGAINST the stockholder proposal.

These matters are discussed in greater detail in the accompanying proxy statement.

Regardless of the number of shares you own and whether or not you plan to attend, it is important that your shares are represented and voted at the meeting. You are requested either to sign, date and return the enclosed proxy or to vote by telephone or via the Internet pursuant to the instructions in this proxy statement promptly. If you do attend the Annual Meeting, you may still vote in person if you desire.

Sincerely yours,

Peter R. Kann

Chairman of the Board

March 19, 2004

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York, 10281

Notice of 2004 Annual Meeting of Stockholders

to be held Wednesday, April 21, 2004

To the Stockholders of

DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The American Express Building, 26th Floor Auditorium, Three World Financial Center, 200 Vesey Street, New York, New York on Wednesday, April 21, 2004 at 11:00 a.m. for the purposes of:

1.	Electing five directors to serve for a one-year term expiring in 2005;

2.	Approving the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors for 2004;

3.	Approving an amendment to the Dow Jones 2001 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 from 7,000,000 to 9,000,000 shares;

4.	Acting upon a stockholder proposal to require that the positions of Chairman of the Board and Chief Executive Officer be held by different persons; and

5.	Transacting such other business as may properly come before the meeting.

Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting.

Stockholders of record at the close of business on February 27, 2004 are entitled to notice of and to vote at the meeting. A list of such stockholders will be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting at the Company’s offices, One World Financial Center, 200 Liberty Street, New York, New York.

Stockholders are requested to complete, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope or to vote by telephone or via the Internet pursuant to the instructions in this proxy statement. Until your proxy is voted you may revoke it by delivery to the Company of a subsequently executed proxy or a written notice of revocation or by executing a later-voted proxy by telephone or via the Internet. Your prompt response will be appreciated.

By order of the Board of Directors,

Peter G. Skinner

Secretary

March 19, 2004

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York, 10281

Proxy Statement

2004 Annual Meeting of Stockholders to be held Wednesday, April 21, 2004

Solicitation and Revocation of Proxies

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Dow Jones & Company, Inc. of proxies for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, April 21, 2004 at The American Express Building, 26th Floor Auditorium, Three World Financial Center, 200 Vesey Street, New York, New York for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Registered stockholders may vote by: (i) executing and returning the enclosed proxy card; (ii) calling the toll-free telephone number specified on the proxy card; or (iii) voting via the Internet at the website specified on the proxy card. Registered stockholders who elect to vote by telephone or via the Internet need not return their proxy card. Stockholders whose shares are held in the name of a bank or broker must follow the voting instructions on the form they receive from their bank or broker. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

Each proxy will be voted in accordance with the stockholder’s instructions with respect to (i) the election of directors; (ii) approving the appointment by the Audit Committee of PricewaterhouseCoopers LLP as auditors for 2004; (iii) approving an amendment to the Dow Jones 2001 Long-Term Incentive Plan; and (iv) acting upon one stockholder proposal. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director, FOR the approval of the appointment of PricewaterhouseCoopers LLP, FOR the amendment to the Dow Jones 2001 Long-Term Incentive Plan, and AGAINST the stockholder proposal.

Until a proxy is voted it may be revoked by a stockholder by delivery to the Secretary of the Company at the above address of a subsequently executed proxy or a written notice of revocation or by executing a later-voted proxy by telephone or via the Internet. The cost of preparing and mailing this proxy statement and proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company by mail, telephone and personal solicitation, and no additional compensation will be paid to such individuals. The Company may also reimburse brokers and any entity holding stock in its name or in the name of a nominee on behalf of a beneficial owner for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. In addition, the Company has retained D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 to aid in the solicitation of proxies by mail, telephone, telecopy and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s Common Stock and Class B Common Stock. For these services, the Company will pay D.F. King & Co., Inc. a fee of $10,000, plus expenses.

Common Stock Outstanding

At the close of business on February 27, 2004 there were outstanding and entitled to vote 61,107,296 shares of Common Stock and 20,676,152 shares of Class B Common Stock of the Company. Each share of Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. The Common Stock, voting separately as a class, is entitled to elect two directors to be elected at the meeting to serve a one-year term expiring in 2005. The Common Stock and the Class B Common Stock vote together with respect to the election of three directors to be elected at the meeting to serve a one-year term expiring in 2005 and all other matters submitted to the stockholders.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of January 22, 2004 (except as otherwise indicated), with respect to the number of shares of Common Stock and Class B Common Stock owned by the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock or Class B Common Stock.

Name and Address of Beneficial Owner	Title of Class	Shares Beneficially Owned(a)		Percent of Class

Christopher Bancroft	Common	1,244,405	(b)	2.0%
c/o Holme Roberts & Owen LLP	Class B	3,820,360	(b)	18.5%
1700 Lincoln Street
Denver, Colorado 80203

Capital Research & Management Co.	Common	7,350,000	(c)	12.0%
333 South Hope Street
Los Angeles, California 90071

Judson W. Detrick	Common	1,708,633	(d)	2.8%
Holme Roberts & Owen LLP	Class B	1,824,377	(d)	8.8%
1700 Lincoln Street
Denver, Colorado 80203

Michael B. Elefante	Common	4,937,447	(e)	8.1%
Hemenway & Barnes	Class B	5,404,223	(e)	26.2%
60 State Street
Boston, Massachusetts 02109

Timothy F. Fidgeon	Common	666,878	(e)	1.1%
Hemenway & Barnes	Class B	2,702,835	(e)	13.1%
60 State Street
Boston, Massachusetts 02109

Roy A. Hammer	Common	6,576,494	(f)	10.8%
Hemenway & Barnes	Class B	9,998,891	(f)	48.4%
60 State Street
Boston, Massachusetts 02109

Lynn P. Hendrix	Common	1,708,633	(e)	2.8%
Holme Roberts & Owen LLP	Class B	1,824,327	(e)	8.8%
1700 Lincoln Street
Denver, Colorado 80203

Jane C. MacElree	Common	4,446,195	(g)	7.3%
c/o Hemenway & Barnes	Class B	3,708,298	(g)	18.0%
60 State Street
Boston, Massachusetts 02109

Rod B. MacLeod	Common	1,678,500	(e)	2.7%
MacLeod & McGinness	Class B	1,379,673	(e)	6.7%
1800 Second Street, Suite 971
Sarasota, Florida 34236

Christopher H. Ottaway	Common	978,654	(h)	1.6%
c/o Ottaway Newspapers, Inc.	Class B	1,231,543	(h)	6.0%
Post Office Box 401
Campbell Hall, New York 10916

Name and Address of Beneficial Owner	Title of Class	Shares Beneficially Owned(a)		Percent of Class

James H. Ottaway, Jr.	Common	1,642,569	(i)	2.7%
Mary H. Ottaway	Class B	1,259,682	(i)	6.1%
c/o Ottaway Newspapers, Inc.
Post Office Box 401
Campbell Hall, New York 10916

Lawrence T. Perera	Common	1,055,450	(e)	1.7%
Hemenway & Barnes	Class B	3,477,000	(e)	16.8%
60 State Street
Boston, Massachusetts 02109

Michael J. Puzo	Common	64,223	(e)	0.1%
Hemenway & Barnes	Class B	2,122,170	(e)	10.3%
60 State Street
Boston, Massachusetts 02109

Thomas A. Richardson	Common	1,656,513	(e)	2.7%
Holme Roberts & Owen LLP	Class B	1,484,447	(e)	7.2%
1700 Lincoln Street
Denver, Colorado 80203

Martha S. Robes	Common	2,287,427	(j)	3.7%
c/o Hemenway & Barnes	Class B	1,240,729	(j)	6.0%
60 State Street
Boston, Massachusetts 02109

State Street Bank & Trust Company	Common	4,122,625	(k)	6.8%
225 Franklin Street	Class B	3,174,204	(k)	15.4%
Boston, Massachusetts 02110

Elizabeth Steele	Common	2,772,166	(l)	4.5%
c/o Hemenway & Barnes	Class B	2,129,263	(l)	10.3%
60 State Street
Boston, Massachusetts 02109

Jean B. Stevenson	Common	2,062,114	(m)	3.4%
c/o Hemenway & Barnes	Class B	1,196,388	(m)	5.8%
60 State Street
Boston, Massachusetts 02109

T. Rowe Price Associates, Inc.	Common	5,710,223	(n)	9.4%
100 East Pratt Street
Baltimore, Maryland 21202

(a)  Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(b)  Includes 1,055,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees, including Messrs. Hammer and Perera. Also includes 189,405 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees, including Messrs. Richardson, Detrick and Hendrix. Mr. Bancroft could acquire sole voting and investment power over such shares if he were to revoke the trust. Also includes 3,750 shares of Common Stock subject to options exercisable within 60 days after January 22, 2004.

(c)  Capital Research & Management Co. held all of these shares as an investment adviser and had sole investment power over all of these shares and no voting power over any of these shares. This information is based solely on a Schedule 13G filed with the SEC on February 13, 2004.

(d)  Includes 1,708,633 shares of Common Stock and 1,824,327 shares of Class B Common Stock held as trustee, as to which voting and investment power is shared with other trustees (including other persons named above), and as to which Mr. Detrick disclaims beneficial ownership.

(e)  Each indicated stockholder holds these shares as trustee, shares voting and investment power as to such shares with other trustees (including other persons named above), and disclaims beneficial ownership as to such shares.

(f)  Includes 6,572,244 shares of Common Stock and 9,998,891 shares of Class B Common Stock held by Mr. Hammer as trustee, as to which he shares voting and investment power with other trustees (including other persons named above), and as to which he disclaims beneficial ownership. Also includes 500 shares of Common Stock held by a revocable trust for the benefit of Mr. Hammer, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 3,750 shares of Common Stock subject to options exercisable within 60 days after January 22, 2004.

(g)  Includes 4,371,074 shares of Common Stock and 3,706,713 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 3,621,206 shares of Common Stock and 3,024,445 shares of Class B Common Stock; Mr. Hammer with respect to 3,621,206 shares of Common Stock and 3,024,445 shares of Class B Common Stock; Mr. Puzo with respect to 46,900 shares of Common Stock and 161,800 shares of Class B Common Stock; and Mr. Fidgeon with respect to 138,350 shares of Class B Common Stock. Also includes 656,816 shares of Common Stock and 520,468 shares of Class B Common Stock held by Mrs. MacElree as trustee of a revocable trust, as to which she shares voting and investment power with other trustees, including Mr. Fidgeon. Mrs. MacElree could acquire sole voting and investment power over such shares if she were to revoke the trust. Also includes 5,121 shares of Common Stock and 1,585 shares of Class B Common Stock owned by Mrs. MacElree’s spouse.

(h)  Includes 12,000 shares of Common Stock beneficially owned by Mr. Ottaway as managing partner of a private investment company. Also includes 966,654 shares of Common Stock and 1,231,543 shares of Class B Common Stock held as trustee as to which voting and investment power is shared with other trustees, including: Mr. James H. Ottaway, Jr.—966,654 shares of Common Stock and 1,231,543 shares of Class B Common Stock and Ms. Mary H. Ottaway—921,234 shares of Common Stock and 1,220,203 shares of Class B Common Stock.

(i)  Includes 81,467 shares of Common Stock subject to Mr. Ottaway’s options exercisable within 60 days after January 22, 2004. Also includes 126,750 shares of Common Stock and 5,460 shares of Class B Common Stock owned by Ms. Ottaway, Mr. Ottaway’s spouse. Mr. Ottaway holds 1,434,352 shares of Common Stock and 1,254,222 shares of Class B Common Stock held as trustee as to which voting and investment power is shared with other trustees, including: Ms. Mary H. Ottaway—959,754 shares of Common Stock and 1,231,543 shares of Class B Common Stock and Mr. Christopher H. Ottaway—966,654 shares of Common Stock and 1,231,543 shares of Class B Common Stock.

(j)  Includes 1,509,416 shares of Common Stock and 869,905 shares of Class B Common Stock held by Mrs. Robes as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 8,916 shares of Common Stock and 20,905 shares of Class B Common Stock; Mr. Hammer with respect to 1,500,500 shares of Common Stock and 849,000 shares of Class B Common Stock; Mrs. Stevenson with respect to 1,500,500 shares of Common Stock and 849,000 shares of Class B Common Stock; Ms. Steele with respect to 1,500,500 shares of Common Stock and 849,000 shares of Class B Common Stock; and Mr. MacLeod with respect to 1,500,500 shares of Common Stock and 849,000 shares of Class B Common Stock. Also includes 769,740 shares of Common Stock and 370,413 shares of Class B Common Stock held by Mrs. Robes as trustee of revocable trusts, as to which she shares voting and investment power with other trustees, including Mr. Elefante and Ms. Steele. Mrs. Robes could acquire sole voting and investment power over such shares if she were to revoke the trusts. Also includes 6,421 shares of Common Stock and 411 shares of Class B Common Stock owned by Mrs. Robes’ spouse.

(k)  State Street Bank & Trust Company held all of these shares as trustee, disclaimed beneficial ownership of them, shared voting power with persons named above as to 2,195,180 shares of Common Stock, and shared investment power with persons named above as to 2,227,043 shares of Common Stock and 3,124,962 shares of Class B Common Stock. This information relating to (i) Common Stock ownership is based solely on a Schedule 13G filed with the SEC on February 5, 2004 and (ii) Class B Common Stock ownership is based solely on a Schedule 13G filed with the SEC on March 5, 2004.

(l)  Includes 2,449,643 shares of Common Stock and 1,757,336 shares of Class B Common Stock held by Ms. Steele as trustee, as to which she shares voting and investment power with other trustees, including Mr. Hammer with respect to 1,678,500 shares of Common Stock and 1,371,173 shares of Class B Common Stock; Mrs. Stevenson with respect to 1,500,500 shares of Common Stock and 849,000 shares of Class B Common Stock; Mrs. Robes with respect to 2,270,240 shares of Common Stock and 1,219,413 shares of Class B Common Stock; Mr. Elefante with respect to 770,244 shares of Common Stock and 385,869 shares of Class B Common Stock; and Mr. MacLeod with respect to 1,678,500 shares of Common Stock and 1,371,173 shares of Class B Common Stock. Also includes 318,773 shares of Common Stock and 371,927 shares of Class B Common Stock held by Ms. Steele as trustee of a revocable trust, as to which she shares voting and investment power with other trustees, including Mr. Elefante. Ms. Steele could acquire sole voting and investment power over such shares if she were to revoke the trust. Also includes 3,750 shares of Common Stock subject to options exercisable within 60 days after January 22, 2004.

(m)  Includes 1,503,608 shares of Common Stock and 849,000 shares of Class B Common Stock held by Mrs. Stevenson as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 3,108 shares of Common Stock; Mr. Hammer with respect to 1,500,500 shares of Common Stock and 849,000 shares of Class B Common Stock; Mrs. Robes with respect to 1,500,500 shares of Common Stock and 849,000 shares of Class B Common Stock; Ms. Steele with respect to 1,500,500 shares of Common Stock and 849,000 shares of Class B Common Stock; and Mr. MacLeod with respect to 1,500,500 shares of Common Stock and 849,000 shares of Class B Common Stock. Also includes 545,862 shares of Common Stock and 344,359 shares of Class B Common Stock held by Mrs. Stevenson as trustee of a revocable trust, as to which she shares voting and investment power with other trustees. Mrs. Stevenson could acquire sole voting and investment power over such shares if she were to revoke the trust.

(n)  T. Rowe Price Associates, Inc. held all of these shares as an investment adviser and had sole investment power over all of these shares and sole voting power over 1,364,120 of these shares. This information is based solely on a Schedule 13G filed with the SEC on February 5, 2004.

Security Ownership of Directors and Management

The following table sets forth information as of January 22, 2004 (except as otherwise indicated) with respect to the number of shares of Common Stock and Class B Common Stock owned by each director, the five most highly compensated executive officers, and all directors and executive officers as a group.

Name	Title of Class	Shares Beneficially Owned(1)	Percent of Class(2)		Common Stock Equivalents(3)	Units in Common Stock Fund (3)

Christopher Bancroft (4)(5)	Common	1,244,405	2.0%		5,266	—
	Class B	3,820,360	18.5%

Lewis B. Campbell (6)	Common	—	*		—	—
	Class B	—	*

L. Gordon Crovitz	Common	103,892	*		—	23,928
	Class B	—	*

Harvey Golub	Common	5,750	*		5,071	11,482
	Class B	—	*

Roy A. Hammer (4)(7)	Common	6,576,494	10.8%		4,341	—
	Class B	9,998,891	48.4%

Leslie Hill (4)(8)	Common	136,153	*		5,071	967
	Class B	79,504	*

Irvine O. Hockaday, Jr.	Common	6,750	*		8,019	12,164
	Class B	—	*

Dieter von Holtzbrinck	Common	3,750	*		2,814	1,629
	Class B	—	*

Karen Elliott House (9)	Common	583,264	*		—	26,270
	Class B	4,027	*

Vernon E. Jordan, Jr.	Common	4,037	*		5,071	21,011
	Class B	105	*

Peter R. Kann (9)	Common	583,264	*		—	26,270
	Class B	4,027	*

David K.P. Li	Common	11,782	*		6,692	21,016
	Class B	—	*

M. Peter McPherson	Common	3,750	*		4,600	11,920
	Class B	—	*

Frank N. Newman	Common	4,250	*		5,070	—
	Class B	—	*

James H. Ottaway, Jr. (10)	Common	1,642,569	2.7%		—	—
	Class B	1,259,682	6.1%

Peter G. Skinner (9)	Common	173,767	*		—	—
	Class B	—	*

Elizabeth Steele (4)(11)	Common	2,772,166	4.5%		2,814	—
	Class B	2,129,263	10.3%

William C. Steere, Jr.	Common	4,750	*		5,070	11,527
	Class B	—	*

Richard F. Zannino	Common	200,513	*		—	—
	Class B	—	*

All directors and executive officers as a group (21 persons) (12)	Common Class B	10,798,204 12,443,659	17.7 60.2	% %	59,899	157,273

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power. Includes shares of Common Stock subject to options exercisable within 60 days after January 22, 2004 held by: all non-employee directors, other than Mr. Ottaway (3,750 shares each); Mr. Ottaway (81,467 shares); Mr. Kann (391,301 shares); Mr. Zannino (173,200 shares); Mr. Skinner (142,534 shares); Mr. Crovitz (96,067 shares) and Ms. House (80,417 shares). Also includes shares of restricted stock as to which the holder has full voting rights held by Mr. Zannino (21,720 shares, of which 1,720 shares vest within 60 days after January 22, 2004).

(2) An asterisk under the column “Percent of Class” indicates that the named person beneficially owns less than one percent of the shares of Common Stock or Class B Common Stock outstanding.

(3) Each non-employee director was credited with $50,000 deemed to be invested in shares of Common Stock (“stock equivalents”) for 2003 (for additional information, see page 12). Under the Dow Jones Deferred Compensation Program, directors were able to elect to defer receipt of fees for 2003 payable in cash and have such fees deemed to be invested in various investment alternatives, including the Dow Jones Common Stock Fund.

The Dow Jones Common Stock Fund is a unitized stock fund approximately 98% of which is made up of Dow Jones Common Stock; the remaining approximately 2% is made up of short-term investments, such as U.S. Treasury notes and bills, and corporate debt obligations. Because the Dow Jones Common Stock Fund includes more than Dow Jones Common Stock, participants receive units of the Fund, rather than shares of stock. Holders of units in the Common Stock Fund are entitled to accruals of dividends for the number of shares of Common Stock that are equivalent to their units in the Common Stock Fund. On January 22, 2004, each unit in the Dow Jones Common Stock Fund was valued at $20.26, and the market price of Dow Jones Common Stock was $52.29, so that 2.58 units of Common Stock Fund equaled one share of Dow Jones Common Stock.

Under the Dow Jones Deferred Compensation Program, executive officers are able to elect to have certain compensation and the amounts allocated to their accounts under the Supplementary Benefit Plan deemed to be invested in various investment alternatives, including the Dow Jones Common Stock Fund (for additional information, see footnote (6) to the Summary Compensation Table on page 17).

(4) As of January 22, 2004, Mr. Bancroft, Ms. Steele and Ms. Hill, certain of their relatives, and certain trusts and charitable organizations established by them, including trusts for which Mr. Hammer serves as trustee, owned beneficially a total of 11,159,480 shares (18.3%) of the outstanding Common Stock and 15,756,039 shares (76.3%) of the outstanding Class B Common Stock. Such shares account for approximately 63% of the votes represented by the outstanding Common Stock and Class B Common Stock. Mr. Bancroft, Ms. Steele and Ms. Hill, the trusts as to which they or certain of their relatives are trustees or have beneficial or reversionary interests, and the trustees of such trusts (including Mr. Hammer), may be considered in control of the Company and therefore its “parent.”

(5) Includes 189,405 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees and as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 1,055,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees.

(6) Information for Mr. Campbell is as of February 18, 2004, the date upon which his service as a member of the Board of Directors commenced.

(7) Includes 500 shares of Common Stock held by a revocable trust for the benefit of Mr. Hammer, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 6,572,244 shares of Common Stock and 9,998,891 shares of Class B

Common Stock held by Mr. Hammer as trustee, as to which he disclaims beneficial ownership and shares voting and investment power with other trustees.

(8) Includes 6,137 shares of Common Stock and 3,450 shares of Class B Common Stock owned by Ms. Hill’s spouse and minor children, respectively.

(9) Mr. Kann and Ms. House are married. Includes shares owned by, or jointly with, spouses, as follows: Mr. Kann—20,998 shares of Common Stock and 124 shares of Class B Common Stock owned by his spouse; Mr. Skinner—31,233 shares of Common Stock owned jointly with his spouse; and Ms. House—90,548 shares of Common Stock and 3,903 shares of Class B Common Stock owned by her spouse. Includes, with respect to Mr. Kann, 80,417 shares of Common Stock subject to options exercisable within 60 days after January 22, 2004 held by his spouse. Includes, with respect to Ms. House, 391,301 shares of Common Stock subject to options exercisable within 60 days after January 22, 2004 and 26,270 units in the Dow Jones Common Stock Fund held by her spouse. Each of Mr. Kann and Ms. House disclaims beneficial ownership of the shares owned by the other. Mr. Skinner shares voting and investment power with his spouse as to those shares owned jointly.

(10) See footnote (i) on page 4 above for a description of Mr. Ottaway’s ownership of Common Stock and Class B Common Stock.

(11) Includes 318,773 shares of Common Stock and 371,927 shares of Class B Common Stock held by Ms. Steele as trustee of a revocable trust, as to which she shares voting and investment power with other trustees and as to which she could acquire sole voting and investment power if she were to revoke the trust. Also includes 2,449,643 shares of Common Stock and 1,757,336 shares of Class B Common Stock held by Ms. Steele as trustee, as to which she shares voting and investment power with other trustees.

(12) Includes 1,123,504 shares of Common Stock subject to options that may be exercised by executive officers and directors within 60 days after January 22, 2004. Also includes shares owned by or jointly with their spouses and by their children and relatives sharing their homes.

Annual Report

The Company has delivered to all stockholders its Annual Report for the year ended December 31, 2003. The Annual Report includes an audited balance sheet as of that date and audited statements of income, stockholders’ equity and cash flows for the year then ended.

Voting Procedures

If a quorum is present at the meeting (i) a plurality of the votes cast by the shares of Common Stock is required in order to elect the nominees for election to the office of director that the Common Stock, voting separately as a class, is entitled to elect, (ii) a plurality of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required in order to elect the nominees for election to the office of director that the Common Stock and the Class B Common Stock elect together, (iii) the affirmative vote of a majority of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required for the approval of the amendment to the Dow Jones 2001 Long-Term Incentive Plan (provided that the total vote cast on the proposal represents over 50% of the voting power of all shares of Common Stock and Class B Common Stock entitled to vote on the proposal), (iv) the affirmative vote of a plurality of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required in order to approve the appointment by the Audit Committee of PricewaterhouseCoopers LLP as auditors, and (v) the affirmative vote of a plurality of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required in order for the stockholder proposal to be approved. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the vote. With regard to other proposals, votes may be cast in favor or against, or a stockholder may abstain. Under Delaware law, abstentions will have no effect on the outcome of the vote. Shares represented by limited proxies that prohibit voting on a particular matter (so-called broker non-votes) will be disregarded and will have no effect on the outcome of the vote. The shares represented by broker non-votes will be counted for quorum purposes.

Election of Directors

One of the purposes of the meeting is the election of five directors to serve a one-year term expiring in 2005. At the 2003 Annual Meeting, the Company’s stockholders voted to declassify the Board of Directors as a result of which (i) directors elected at this year’s Annual Meeting and thereafter will be elected to one-year terms and (ii) each director elected prior to the declassification of the Board of Directors will serve for his or her full term, subject to his or her prior resignation or removal (so that the term of each director elected at the 2001 Annual Meeting will expire this year, the term of each director elected at the 2002 Annual Meeting will expire next year and the term of each director elected at the 2003 Annual Meeting will expire in 2006).

The Board of Directors has nominated the individuals listed below for election as directors. The holders of Common Stock voting separately as a class are entitled to vote for the election of Messrs. Hockaday and Jordan. The holders of Common Stock and Class B Common Stock voting together are entitled to vote for the election of Messrs. Campbell and von Holtzbrinck and Ms. Steele. The proxies will be voted for the election of such individuals unless instructions are given to withhold authority to vote for one or more of them. For each nominated individual, the table below sets forth his or her age as of the date of the meeting, membership on committees of the Board of Directors and certain other information. Each of the persons named below is currently a director. If for any reason any one or more of the persons named below should become unavailable for election, proxies will be voted for the election of such substitute nominees as the Board of Directors may propose.

Nominees for Election at the Annual Meeting:

Name	Age	Positions with the Company and Business Experience During the Past Five Years	Director Since

Lewis B. Campbell	57	Chairman, President and Chief Executive Officer, Textron Inc. (multi-industry company—aircraft, industrial and finance)(1)	2004

Irvine O. Hockaday, Jr. Compensation and Executive Committees	67	Retired President and Chief Executive Officer, Hallmark Cards, Inc. Prior to January 2002, President and Chief Executive Officer, Hallmark Cards, Inc. (greeting card manufacturer)(2)	1990

Dieter von Holtzbrinck(3)	62	Chairman of the Supervisory Board, Verlagsgruppe Georg von Holtzbrinck GmbH. Prior to May 2001, Chief Executive Officer and President, Verlagsgruppe Georg von Holtzbrinck GmbH (publishing company)	2001

Vernon E. Jordan, Jr. Corporate Governance and Executive Committees	68	Senior Managing Director, Lazard Frères & Co. LLC (investment bank); Of Counsel, Akin, Gump, Strauss Hauer & Feld (law firm). Prior to December 1999, Senior Partner, Akin, Gump, Strauss, Hauer & Feld(4)	1982

Elizabeth Steele (5) Corporate Governance Committee	55	President, Main Street Landing LLC (redevelopment company)	2001

Incumbent Directors (Class of 2005)

The table below sets forth similar information for each director whose term expires in 2005:

Name	Age	Positions with the Company and Business Experience During the Past Five Years	Director Since

Christopher Bancroft(5) Compensation and Executive Committees	52	Owner, Bancroft Operations (private investment firm)	1996

Peter R. Kann(6) Executive Committee	61	Chairman and Chief Executive Officer of the Company	1987

Leslie Hill(5) Corporate Governance Committee	50	Airline Captain, American Airlines	1997

M. Peter McPherson Audit and Compensation Committees	63	President, Michigan State University	1998

William C. Steere, Jr. Corporate Governance and Executive Committees	67	Chairman of the Board Emeritus, Pfizer Inc. Prior to January 2001, Chief Executive Officer and prior to July 2001, Chairman, Pfizer Inc. (pharmaceuticals)(7)	1997

Incumbent Directors (Class of 2006)

The table below sets forth similar information for each director whose term expires in 2006:

Name	Age	Positions with the Company and Business Experience During the Past Five Years	Director Since

Harvey Golub Audit and Corporate Governance Committees	65	Retired Chairman and Chief Executive Officer, American Express Company. Prior to January 2001, Chief Executive Officer and prior to April 2001, Chairman, American Express Company (travel and financial services company)(8)	1997

Roy A. Hammer Corporate Governance Committee	69	Senior Partner, Hemenway & Barnes (law firm)	1998

David K.P. Li Audit and Corporate Governance Committees	65	Chairman and Chief Executive, The Bank of East Asia, Limited (banking)(9)	1993

Frank N. Newman Audit and Compensation Committees	61	Chief Executive Officer, The Broad Center (public education nonprofit). Chairman Emeritus, Bankers Trust Corporation. Prior to July 1999, Chairman, President and Chief Executive Officer, Bankers Trust Corporation (banking). Prior to September 1995, Deputy Secretary of the United States Treasury.	1997

James H. Ottaway, Jr.(10)	66	Retired Senior Vice President of the Company. Prior to January 2004, Senior Vice President of the Company.	1987

(1) Mr. Campbell is a director of Bristol Myers Squibb Company.

(2) Mr. Hockaday is a director of Aquila, Inc., Crown Media Holdings, Inc., The Estee Lauder Companies, Ford Motor Company and Sprint Corporation.

(3) The von Holtzbrinck Group owns 10% of The Wall Street Journal Europe and the Company owns 10% of Handelsblatt. See also “Certain Relationships and Related Transactions” on page 26 and “Board of Directors—Director Independence” on page 14.

(4) Mr. Jordan is a director of America Online Latin America, Inc., American Express Company, Asbury Automotive Group, Inc., J.C. Penney Company, Inc., Sara Lee Corporation and Xerox Corporation.

(5) Mr. Bancroft and Ms. Steele are first cousins. Ms. Hill is the first cousin, once removed, of Mr. Bancroft and Ms. Steele.

(6) Mr. Kann is married to Ms. House, Senior Vice President of the Company and Publisher of The Wall Street Journal. Ms. House reports to Mr. Zannino, the Company’s Chief Operating Officer, and her compensation is set by the Compensation Committee of the Board of Directors.

(7) Mr. Steere is a director of Health Management Associates, Inc., MetLife, Inc. and Pfizer Inc.

(8) Mr. Golub is a director of Campbell Soup Company.

(9) Mr. Li is a director of of PCCW Limited, The Bank of East Asia Limited, Guangdong Investment Limited, The Hong Kong & China Gas Company Limited and SCMP Group Limited.

(10) Mr. Ottaway was also Chairman and Chief Executive Officer of Ottaway Newspapers, Inc., the Company’s community newspapers subsidiary, until April 2003. He remains a significant stockholder of the Company and a director of Ottaway Newspapers, Inc.

Board of Directors

Meetings of the Board and Committees; Director Compensation; Attendance

During 2003 the Board of Directors met eight times, the Audit Committee met seven times, the Compensation Committee met three times, the Corporate Governance Committee met four times and the Executive Committee did not meet. In 2003 the annual director’s fee was $70,000, with a cash component of $20,000 and $50,000 of deferred stock equivalents; the fee for each Board meeting attended was $2,500; the fee for each committee meeting attended was $2,000; and the annual fee for serving as a committee chairperson was $10,000. Deferred stock equivalents are credited quarterly and the number thereof are determined based on the market price of the Company’s Common Stock on the last business day of the quarter for which payment is being made. In addition, under the Dow Jones 2001 Long-Term Incentive Plan, each director received options to purchase 1,250 shares of Common Stock in 2003 with an exercise price equal to the fair market value of the Common Stock on the date of grant.

In 2004, the cash, stock equivalent and stock option components of annual director’s compensation and the fees for serving as a committee chairperson and for attending Board and committee meetings will remain the same, although the Board may review these fees later in 2004.

From time to time Board members are invited to attend meetings of Board committees of which they are not members; in such cases, such Board members receive a committee meeting fee. Management directors do not receive any fees related to their service on the Board.

Under the Dow Jones Deferred Compensation Program, directors are able to elect to defer receipt, in whole or in part, of any of their fees payable in cash. Deferred amounts are invested, at the electing director’s option, in various investment alternatives including the Dow Jones Common Stock Fund. Amounts accrued under the Deferred Compensation Program will be paid in cash in a lump sum or in the form of an annuity at separation of service, or during his or her service as a director, as the director may elect.

During 2003 all directors of the Company attended at least 75% of the aggregate meetings of the Board and standing committees on which they served, except: Mr. von Holtzbrinck and Mr. Jordan each attended 58% of such meetings and Mr. McPherson attended 53% of such meetings.

Functions of the Committees of the Board of Directors; Executive Sessions

The Audit Committee

The Audit Committee of the Board of Directors provides assistance to the Board in fulfilling its oversight responsibilities with respect to the Company’s accounting and financial reporting processes; the Company’s systems of internal controls over financial reporting; the annual independent audit of the Company’s financial statements; the integrity of the Company’s financial statements; the Company’s compliance with applicable legal and regulatory requirements; the qualifications and independence of the Company’s independent auditors; and the performance of the Company’s internal audit function and independent auditors. The Committee prepares the Audit Committee report included in this proxy statement. For more information on the purpose and responsibilities of the Committee, see the Audit Committee Charter, a copy of which is attached as Appendix A.

The Compensation Committee

The principal role of the Compensation Committee of the Board of Directors is to: review and approve corporate goals and objectives relevant to CEO compensation; evaluate the CEO’s performance in light of those goals and objectives; determine and approve (along with the other in- dependent directors) the CEO’s compensation level based on this evaluation; and make recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity-based plans. The Committee’s objective is to establish and administer a “total compensation program” that fairly and competitively rewards Company executives for current and long-term performance and that enhances stockholder value. To this end, the Committee reviews and exercises judgment on all elements of the executive compensation program, including salary increases and annual performance incentive award payments, and the Company’s long-term incentive program. For more information on the purpose and responsibilities of the Committee, see the Compensation Committee Charter, which is available for review on the Company’s website at www.dowjones.com.

The Corporate Governance Committee

The purpose of the Corporate Governance Committee of the Board of Directors is to take a leadership role in shaping the corporate governance of the Company. The Committee’s principal purpose and responsibilities are to consider and report to the Board on matters relating to corporate governance. The Committee also considers and makes recommendations to the Board about the size of the Board and committee structure and membership. The Committee is also responsible for developing and recommending to the Board the Company’s Principles of Corporate Governance. For more information on the purpose and responsibilities of the Committee, see the Corporate Governance Committee Charter, which is available for review on the Company’s website at www.dowjones.com.

One of the functions of the Corporate Governance Committee is to identify individuals who are qualified to be elected as directors, consistent with criteria approved by the Board. Prospective members of the Board are selected for their character and wisdom, judgment and integrity, business experience and acumen. The Committee and the Board also seek to have a variety of occupational and a diversity of personal backgrounds represented on the

Board. When identifying candidates for nomination to the Board, the Committee endeavors to select individuals who are qualified, and who would be willing, to carry out the obligations of a director, including those described in the Company’s Principles of Corporate Governance. The Company’s Certificate of Incorporation provides that no director will stand for election on or after his or her 70th birthday.

Executive Sessions

In order to promote discussion among the non-management directors, regularly scheduled executive sessions (i.e., meetings of non-management directors without management present) are held to review such topics as the non-management directors determine.

Self-Evaluations

The Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively.

Policy Relating to Director Nominees Proposed by Stockholders

A stockholder may propose a director candidate to the Corporate Governance Committee by written request (either by personal delivery or by United States mail, postage prepaid) addressed to the Company’s Secretary at 200 Liberty Street, New York, New York 10281. Each such written request must be received by no later than November 19, 2004, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement.

Each written request must set forth: (A) the name and address of (i) the stockholder recommending the proposed candidate and (ii) the proposed candidate; (B) a representation that the stockholder (i) has continuously held at least $2,000 in market value of the Company’s stock for at least one year as of the date the recommendation is made and will continue to hold those securities through the date of the annual meeting next following the date of the stockholder’s written request and (ii) intends to appear in person or by proxy at such annual meeting; (C) a description of all arrangements or understandings between such stockholder and the proposed candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made by the stockholder; (D) such other information regarding the candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission; and (E) the written consent of the proposed candidate to be nominated and named in the Company’s proxy statement as a candidate for election as a director and to serve as a director of the Company if so nominated and elected.

The Committee may refuse to acknowledge the proposal of any candidate by a stockholder if not made in compliance with the foregoing procedure. Any proposed candidate properly recommended by a stockholder will be considered by the Corporate Governance Committee in accordance with the standards set forth above that are applicable to all other proposed candidates. This Policy Relating to Director Nominees Proposed by Stockholders is available for review on the Company’s website at www.dowjones.com.

Director Independence

In accordance with the rules of the New York Stock Exchange (and with respect to the Audit Committee, the rules of the SEC), the Board of Directors has determined that a majority of the directors are independent, and that all members of the Audit, Compensation and Corporate Governance Committees are independent. In connection with these determinations, the Board adopted standards concerning director independence. These Director Independence Standards are attached as Appendix B. All non-management members of the Board of Directors met these standards other than Mr. von Holtzbrinck. Mr. von Holtzbrinck, who was a member of the Corporate Governance Committee, resigned from such committee upon the Board’s conclusion that he is not independent. (See also “Certain Relationships and Related Transactions” on page 26). Mr. Kann and Mr. Ottaway, who retired as an executive officer of the Company as of the end of 2003, are not deemed independent.

The independent directors are: Christopher Bancroft, Lewis B. Campbell, Harvey Golub, Roy A. Hammer, Leslie Hill, Irvine O. Hockaday, Jr., Vernon E. Jordan, Jr., David K.P. Li, M. Peter

McPherson, Frank N. Newman, Elizabeth Steele, and William C. Steere, Jr.

Communicating with the Board of Directors

Communications may be sent to the Board of Directors by (i) writing either directly to the Secretary of the Company, or to the entire Board or to the non-management directors as a group in care of the Secretary of the Company, at the Company’s headquarters, 200 Liberty Street, New York, New York, 10281 or (ii) by calling the following toll-free telephone number in the U.S. and Canada: 1-800-461-9330, or outside the U.S. and Canada, by calling collect to 720-514-4400. These numbers are administered by an independent service provider, unaffiliated with the Company. For more information relating to how the Company processes these communications, please see the Company’s Policy on Communicating Concerns, which is available for review on the Company’s website at www.dowjones.com.

The Board of Directors has adopted a formal policy, which is available for review on the Company’s website at www.dowjones.com, reflecting the Board’s expectation that all directors attend the Company’s annual meetings except in those occasional cases when it would be unduly burdensome to do so.

Executive Compensation

The following tables and the Compensation Committee Report on Executive Compensation provide information as to the cash and non-cash compensation paid to, earned by or granted to each of the five most highly compensated senior policy making executives of the Company.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Other Annual Compen- sation (3)	Restricted Stock Awards ($) (4)	Securities Underlying Options (#)	LTIP Payouts ($) (5)	All Other Compen- sation ($) (6)

Peter R. Kann	2003	$930,000	$540,000	—	—	91,900	$516,527	$159,651
Chairman of the Board,	2002	$930,000	$0	$51,871	—	113,800	$144,039	$234,927
Chief Executive Officer and Director	2001	$921,600	$260,400	—	—	83,700	$432,516	$351,573

Richard F. Zannino	2003	$700,000	$353,000	—	—	50,700	$434,027	$149,916
Executive Vice President and	2002	$653,615	$175,000	—	$947,800	61,200	$128,624	$174,412
Chief Operating Officer(7)	2001	$532,577	$552,150	—	$477,300	133,700	—	$108,980

Peter G. Skinner	2003	$610,000	$260,000	—	—	35,500	$284,419	$125,136
Executive Vice President,	2002	$610,000	$125,000	—	—	40,800	$56,605	$136,337
General Counsel and	2001	$607,000	$109,800	—	—	30,300	$143,754	$201,539
Secretary

L. Gordon Crovitz	2003	$440,000	$173,000	—	—	31,000	$227,506	$99,778
Senior Vice President and	2002	$440,250	$150,000	—	—	27,200	$47,580	$73,832
President, Electronic	2001	$438,500	$169,287	—	—	19,900	$83,676	$118,080
Publishing

Karen Elliott House	2003	$500,000	$162,000	—	—	29,100	$113,778	$101,241
Senior Vice President and	2002	$435,579	$100,000	—	—	25,800	$36,028	$90,572
Publisher, The Wall Street Journal	2001	$372,500	$67,600	—	—	11,250	$115,710	$103,282

(1)  There was no increase in the annual salary rate of any of the named executive officers for 2003. The increases reflected on the table for 2003 over 2002 for Mr. Zannino and Ms. House are the result of salary increases granted in July 2002 in connection with their promotions to Chief Operating Officer of the Company and Publisher of The Wall Street Journal, respectively.

There was no increase in the annual salary rate of any of the named executive officers for 2002 other than with respect to Mr. Zannino and Ms. House who received the aforementioned salary increases in connection with their promotions in July 2002. The salary increases reflected in the table for 2002 over 2001 for the other named executives are the result of the fact that their 2001 salary rate became effective in February 2001.

In addition to stock options reflected in the column headed “Securities Underlying Options,” the indicated executives were granted contingent stock rights under the Dow Jones 2001 Long-Term Incentive Plan. The contingent stock rights granted during 2003 are reported in the long-term incentive plan table on page 20.

(2)  Represents annual incentive compensation paid to the named executive officers. Payments for the past three years have been well below target levels, reflecting both the very difficult operating environment and the Company’s efforts to control costs. In 2003, annual incentive compensation amounted to, on average, about 70% of target levels, in 2002, about 35% (excluding Mr. Kann, who elected to forego any annual incentive compensation for 2002), and in 2001, about 68%. See “Compensation Committee Report on Executive Compensation” on page 21.

(3) This amount is comprised principally of the cost ($48,925) of security services/systems provided to Mr. Kann on the recommendation of the Company’s Corporate Security Department.

(4) Mr. Zannino received a grant of 8,600 shares of restricted stock on April 18, 2001. One-half of such shares vested on February 12, 2002, 30% of the shares vested on February 12, 2003 and the remaining 20% vested on February 12, 2004. Mr. Zannino also received a grant of 20,000 shares of restricted stock on July 2, 2002, all of which will vest on July 2, 2005. The dollar value of Mr. Zannino’s restricted stock awards are based on the market price of the Company’s Common Stock on the grant date. At December 31, 2003, Mr. Zannino held a total of 21,720 shares of unvested restricted stock with a fair market value of $1,082,742. Regular quarterly dividends are paid on the restricted stock.

(5) The payouts shown in the table for 2003 reflect the fair market value as of February 18, 2004 of the Final Awards made to the indicated executives under the Dow Jones 1997 Long Term Incentive Plan in respect of the four-year performance period 2000-2003. The payouts shown in the table for 2002 reflect the fair market value as of February 19, 2003 of the Final Awards made to the indicated executives under the Dow Jones 1997 Long Term Incentive Plan in respect of the four-year performance period 1999-2002. The payouts shown in the table for 2001 reflect the fair market value as of February 20, 2002 of the Final Awards made to the indicated executives under the Dow Jones 1997 Long Term Incentive Plan in respect of the four-year performance period 1998-2001. Mr. Zannino’s eligibility for a Final Award for the four-year performance periods 1999-2002 and 2000-2003 was part of his initial compensation arrangements.

(6) The amounts referred to above under “All Other Compensation” consist of: (i) the aggregate amounts contributed to the accounts of the indicated executives under the Dow Jones Retirement Program and the related Supplementary Benefit Plan in respect of the years indicated; and (ii) “above-market” interest (as defined under applicable SEC regulations) paid to the indicated executives under the Supplementary Benefit Plan and their deferred compensation agreements, if any. See below for a detailed discussion of the “above-market” interest payments.

For amounts contributed in respect of 2003, the Internal Revenue Code limits the allocation of the annual Company contribution for the benefit of any individual account under a qualified retirement plan to the amount which would be contributed to such individual account based on maximum annual compensation of $200,000, but permits additional contributions under a supplementary benefit plan. Pursuant to such a plan, the Company allocates to each individual earning more than $200,000 an amount equal to the additional amount that would otherwise have been allocated to him or her under the Dow Jones Retirement Program had there been no IRS limits.

With respect to 2003, the Company allocated under the Dow Jones Retirement Program $30,441 to the accounts of Mr. Kann, Mr. Zannino, Mr. Skinner, and Ms. House and $30,416 to the account of Mr. Crovitz. The Company has also credited the following amounts to the accounts of the indicated executives under the Supplementary Benefit Plan with respect to 2003: Mr. Kann—$129,210; Mr. Zannino—$119,475; Mr. Skinner—$94,695; Mr. Crovitz—$69,363; and Ms. House—$70,800. With respect to Mr. Zannino, the amount allocated to his account under the Supplementary Benefit Plan includes the amounts that would have been contributed to his account under the Company’s Retirement Program if he had been eligible to participate in such program in 2001 and in 2002.

Prior to 2003, executive officers could elect to have (i) the amounts allocated to their accounts under the Supplementary Benefit Plan and (ii) the deferred compensation under their deferred compensation agreements deemed to be invested either in stock equivalents or at an annual interest rate based on the Dow Jones 20 Bond Index. For each executive officer who elected stock equivalents, with respect to 2002, such amounts were deemed to be invested at the closing price of the Common Stock on the first business day of 2003. For each executive officer who elected the annual interest rate based on the Dow Jones 20 Bond Index, the amounts in this column also include “above-market” interest accrued under the Supplementary Benefit Plan for: Mr. Kann—$29,066 in 2002 and $35,857 in 2001; Mr. Zannino—$1,165 in 2002 and $206 in 2001; Mr. Skinner—$11,840 in 2002 and $14,256 in 2001; Mr. Crovitz—$748 in 2002 and $257 in 2001; and Ms. House—$6,349 in 2002 and $7,772 in 2001; and also includes for Mr. Skinner “above-market” interest of $1,932 in 2002 and $2,556 in 2001 accrued under his deferred compensation agreement. The annual interest rate based on the Dow Jones 20 Bond Index as compared to the specified federal interest rate used to determine “above-market” interest was: 7.27% vs. 6.57% in 2002 and 7.96% vs. 6.96% in 2001. As of 2003, in accordance with the rules of the SEC, earnings on deferrals by executive officers need not be reported because under the Deferred Compensation Program the investments available to the executive officers are the same as those available to employees under the Dow Jones Retirement Program.

(7) Mr. Zannino joined the Company on February 12, 2001. Of Mr. Zannino’s annual incentive compensation for 2001, $360,000 was paid upon his hire as part of his initial compensation arrangements. Of Mr. Zannino’s 133,700 options granted in 2001, 103,400 options were granted upon his hire as part of his initial compensation arrangements and the remaining 30,300 were granted as an annual grant in the ordinary course. Mr. Zannino also received 27,500 contingent stock rights under the Dow Jones 1997 Long Term Incentive Plan as part of his initial compensation arrangements.

Option Grants In 2003

	Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation over Stock Option Term (3) 5% ($) 10% ($)

Peter R. Kann	91,900	5.4%	$44.68	1/15/13	$2,582,390	$6,544,199
Richard F. Zannino	50,700	3.0%	$44.68	1/15/13	$1,424,670	$3,610,347
Peter G. Skinner	35,500	2.1%	$44.68	1/15/13	$997,550	$2,527,955
L. Gordon Crovitz	31,000	1.8%	$44.68	1/15/13	$871,100	$2,207,510
Karen Elliott House	29,100	1.7%	$44.68	1/15/13	$817,710	$2,072,211

(1) One-third of the stock options became exercisable on January 15, 2004, one-third will become exercisable on January 15, 2005, and the remainder will become exercisable on January 15, 2006.

(2) The exercise price of the stock options that were granted on January 15, 2003 is $44.68 per share, the fair market value of the Common Stock on that date.

(3) These amounts represent hypothetical gains based on assumed rates of appreciation over the entire ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s Common Stock and the continued employment of the optionee through the vesting period.

Aggregated Option Exercises In 2003 And Year-End Option Values

			Total Number of Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the- Money Options at December 31, 2003 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter R. Kann	15,500	$110,050	294,834	195,666	$901,242	$475,123
Richard F. Zannino	—	—	97,400	148,200	$0	$262,119
Peter G. Skinner	6,000	$42,600	107,000	72,800	$334,375	$183,535
L. Gordon Crovitz	2,600	$38,155	70,034	55,766	$122,402	$160,270
Karen Elliott House	2,900	$20,590	61,301	50,049	$238,723	$164,877

(1) This represents the difference between the closing price of the Company’s Common Stock on December 31, 2003, the last trading day in 2003 ($49.85), and the exercise price of the options.

Long-Term Incentive Plan—Awards In 2003

Name	Number of Shares, Units or Other Rights (1)	Performance or Other Period Until Maturation or Payout

Peter R. Kann	42,600	2003-2006
Richard F. Zannino	23,500	2003-2006
Peter G. Skinner	16,500	2003-2006
L. Gordon Crovitz	14,400	2003-2006
Karen Elliott House	13,500	2003-2006

(1) The long-term incentive plan awards are contingent stock rights granted under the Dow Jones 2001 Long-Term Incentive Plan. Each contingent stock right gives the holder the contingent right to receive up to the number of shares of Common Stock specified in the right (the “Initial Award”) following completion of a four-year performance period. The number of shares ultimately received (the “Final Award”) will depend on the extent to which the performance criteria are achieved during the four-year performance period and other factors. (In January 2004, the performance period was changed prospectively to three years rather than four.) Participants may elect, subject to the approval of the Compensation Committee, to receive all or a portion of their Final Awards in cash, or Common Stock, or a combination of both. In addition, participants may defer receipt of up to 90% of their Final Awards under the Deferred Compensation Program. If a participant elects to receive all or a portion of the Final Award in cash, the amount of cash will equal the closing price of the Common Stock on the date of the Final Award multiplied by the number of shares of Common Stock as to which the election is being made.

During the performance period relating to each right, the Compensation Committee may adjust the performance criteria and otherwise modify the terms and provisions of the right. Also during the performance period, the holder receives as “dividend equivalents” an amount equal to the cash dividends that the holder would have received if the holder had owned the number of shares of Common Stock covered by the Initial Award during the entire performance period.

At December 31, 2003, Mr. Kann held contingent stock rights covering a total of 123,950 shares; Mr. Zannino—69,850 shares; Mr. Skinner—57,850 shares; Mr. Crovitz—43,800 shares and Ms. House—34,600 shares. At December 31, 2003, the fair market value of the Common Stock subject to such rights was as follows: Mr. Kann—$6,178,908; Mr. Zannino—$3,482,023; Mr. Skinner—$2,883,823; Mr. Crovitz—$2,183,430; and Ms. House—$1,724,810.

The Final Award ultimately received may be less than or equal to the number of shares set forth above. It is expected that fully satisfactory performance (as judged by the Compensation Committee in its discretion at the time of the payouts) would be competitively rewarded if the Final Award approximated 2/3 of the amounts set forth in the table above. Exceptional performance would support a Final Award in excess of 2/3 of the amounts set forth in the table above, but in no event more than 100% of such amounts.

Separation Plan for Senior Management

The Dow Jones Separation Plan for Senior Management covers separations from service by senior executives including the executive officers named on page 16. In order to receive benefits under the Separation Plan, an eligible executive’s employment must have been terminated involuntarily, without “cause,” and he or she must enter into an agreement with the Company containing a covenant not to compete, confidentiality provisions and customary mutual releases and waivers.

The Separation Plan provides for severance benefits equal to 18 or 24 months (depending on job level) of base salary and target annual incentive compensation. It also provides for the continuation of certain benefits during such 18 or 24 month period (the “Separation Period”) including those received under the Company’s Retirement Program and the related Supplementary Benefit Plan; the health and dental care plans; and the executive death and group life, disability and accident insurance plans. In addition, terminated executives will receive a pro-rated final award with respect to each of his or her outstanding grants of contingent stock rights under the Company’s Long Term Incentive Plan. Furthermore, vested stock options held by a terminated executive will remain exercisable until the earlier of the expiration of the option and the last day (the “termination date”) of the Separation Period. Unvested stock options will continue to vest, and once vested will be exercisable, in accordance with their terms until the termination date; and all vested and unvested stock options will terminate on the termination date.

The Separation Plan and the form of Separation Agreement and Release are Exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

Executive Death Benefit Agreement

Under the executive death benefit agreement, senior executives including the executive officers named on page 16 can elect to receive the actuarial value of a “death benefit” to which their beneficiaries would otherwise be entitled, as deferred compensation payable upon their retirement.

Compensation Committee Interlocks and Insider Participation

Irvine O. Hockaday, Jr., Christopher Bancroft, M. Peter McPherson and Frank N. Newman served on the Compensation Committee during 2003. There were no Compensation Committee interlocks and no executive officer of the Company or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or on the board of directors of another entity, one or more of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

Compensation Committee Report on Executive Compensation

The Compensation Committee and the Compensation Program

The Compensation Committee consists of four independent directors. The principal role of the Committee is to: review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve (along with the other independent directors) the CEO’s compensation level based on this evaluation; and make recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity-based plans. The Committee’s objective is to establish and administer a “total compensation program” that fairly and competitively rewards Company executives for current and long-term performance and that enhances stockholder value. To this end, the Committee reviews and exercises judgment on all elements of the executive compensation program, including salary increases and annual incentive compensation, and the Company’s long-term incentive program.

The purpose of this report is to explain the Company’s executive compensation program and the operation of the Compensation Committee.

Elements of Compensation Program Considered by the Committee

The Committee reviews and approves corporate goals and objectives relevant to Mr. Kann’s compensation and evaluates his performance in light of those goals and objectives. In addition, the Committee recommends to the Board financial, strategic and individual performance measures for the top executive officers at the Company and evaluates their individual performance in light of these measures. We consider four elements of compensation: (1) annual salary; (2) annual incentive compensation; (3) long-term incentive compensation; and (4) retirement and other compensation.

Establishing and Administering a Competitive Program

The Committee retains outside compensation consultants and reviews competitive compensation and performance studies in developing and administering the total compensation program. We give continuing attention to changes in compensation practices, business trends and changes in applicable law and regulations in order to establish and administer a sound competitive compensation program. The competitive universe that we primarily consider includes the five largest newspaper publishers in the Dow Jones U.S. Publishing Index (the “Company’s peer group”) (see page 27), but we also review data on general industry trends and on certain other public companies which compete with one or more of the Company’s business segments.

With regard to annual and long-term incentive compensation, the Committee, in working with management and the Committee’s outside compensation consultants, has determined that a substantial portion of executives’ awards will be based on the achievement of certain pre-determined financial objectives. For Mr. Kann a substantial portion of his annual incentive compensation for 2004 will be based on the achievement of these predetermined financial objectives (earnings per share—50%; return on investment—10%; and controllable expense—10%) and the balance will be based on the achievement of specified strategic goals (30%). For the remaining executive officers, a substantial portion of their annual incentive compensation will be based on the achievement of pre-determined financial objectives and the balance will be based on the achievement of strategic goals and, for certain executive officers, individual performance.

Initial awards of contingent stock rights were made under the Company’s long-term incentive plan to Mr. Kann and other senior executive officers for the performance period 2004-2006. (The Committee, with the recommendation of its outside compensation consultants, approved in January 2004 changing on a prospective basis the performance period for long-term incentive compensation from four years to three years, consistent with prevailing market practices.) It is expected that the final awards to all those receiving these grants will be based in large part on the Company’s performance with respect to total shareholder return relative to an established group of newspaper, information services and financial services companies. Determination of final awards will also be based on assessment of performance on qualitative criteria.

The Committee has retained some measure of discretion under the annual and long-term incentive compensation programs because it believes that it is difficult to forecast in detail all future developments that will be relevant to an evaluation of executive performance.

Federal tax legislation in effect since 1994 eliminates the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer and the other four executive officers whose compensation must be detailed in the proxy statement. The law exempts compensation paid under plans that relate compensation to performance. Although the Company’s plans are designed to relate compensation to performance, certain elements of them do not meet the tax law’s requirements because they allow the Committee to exercise discretion in setting compensation. It may be appropriate in the future to recommend changes in the

Company’s compensation program to take account of the tax law. However, the Committee currently is of the opinion that it is better to retain discretion than to give it up in exchange for the tax deduction. For 2003 the deductibility of certain compensation paid to Messrs. Kann, Zannino and Skinner was affected by this limitation.

Committee Reporting

The Committee makes recommendations to the other independent directors regarding the total compensation of the CEO, and together with the other independent directors determines and approves the total compensation of the CEO. It also makes recommendations to the Board regarding the total compensation of the other members of senior management. More specifically, the Committee recommends to the Board (or in the case of the CEO to the other independent directors) the final awards under executive incentive plans for the Company’s top executives for each performance period. The Committee also recommends to the Board (or in the case of the CEO to the other independent directors) stock option awards for the Company’s executives. Finally, the Committee recommends to the Board the compensation for Board members.

The chief executive officer’s salary was set at $930,000 during 2003 which was not changed from his 2002 salary of $930,000. The 2003 salaries for all five officers listed in the table on page 16 were likewise frozen at their 2002 levels in accordance with a wage freeze for all employees. Normally, salaries for these officers would be set after evaluating their individual contributions and performance, increased responsibilities in certain cases, and the value of their jobs in the marketplace based on a review of the competitive compensation guidelines that were developed with advice from the Committee’s outside compensation consultants.

The annual incentive compensation for 2003 for the named executive officers listed in the table on page 16 reflect the Company’s performance measured against pre-established financial and other criteria the Committee thought relevant, and the Committee’s view that the executive officers performed reasonably well in a very difficult business environment, by aggressively controlling costs, continuing to invest in and enhance the quality of the Company’s products, improving operational efficiency and executing on the Company’s long-range strategic initiatives.

In February 2004, we awarded long-term compensation to the chief executive officer and other members of senior management under the Company’s 1997 Long Term Incentive Plan. The Final Awards covered performance for the period 2000-2003 and were made after reviewing the Company’s performance on total stockholder return relative to other newspaper, information services and financial services companies. We also considered progress toward achieving other Company objectives (quality of Dow Jones’ publications and services, level of customer satisfaction, and commitment to innovative products and services). In the case of the 2000-2003 performance period, it was expected that fully satisfactory competitive performance would be competitively rewarded if the Final Award approximated 2/3 of the number of shares in the Initial Award. Exceptional performance would support a Final Award in excess of 2/3 (up to 100%) of the Initial Award.

Final Awards were made in February 2004 to Messrs. Kann, Zannino, Skinner, and Crovitz and Ms. House in amounts equal to 57.5% to 58.5% of their Initial Awards for the 2000-2003 period. Mr. Kann’s Final Award for the 2000-2003 period was 10,437 shares of Common Stock. That represented an increase of 6,447 shares from his Final Award for the 1999-2002 period. Messrs. Kann, Zannino, Skinner, and Ms. House deferred 90% of their Final Awards into the Dow Jones Common Stock Fund and received the remaining 10% of their Final Awards in cash, net of withholding taxes. Mr. Crovitz received his Final Award in the form of Common Stock. The fair market value of Mr. Kann’s Final Award for the 2000-2003 period was $516,527 (based on the final award date stock price of $49.49) which is approximately 259% higher in value than the Final Award for the 1999-2002 period of $144,039 (based on the final award date stock price of $36.10).

In January 2004 we granted members of senior management stock options as well as contingent stock rights for the 2004-2006 performance period. (The Committee, with the recommendation of its outside compensation consultants, approved in January 2004 changing on a prospective basis the performance period for long-term incentive compensation from four years to three years, consistent with prevailing market practices.) The grants tie a significant portion of each senior executive’s potential compensation to the Company’s long-term objectives and to the market value of the Company’s stock. The Committee will determine the actual number of shares of stock payable to an executive under the contingent stock rights at the end of the performance period.

The Committee believes that the number of contingent stock rights and stock options granted to individual executives should be set annually by the Committee after consultation with its consultants concerning competitive compensation levels. Final contingent stock right awards are based on the Company’s performance on various financial measures and objectives (including shareholder return), as well as the Company’s progress toward achieving other objectives, and each individual executive’s responsibility and performance.

The view of the Committee is that salaries for the senior executives of the Company generally should not deviate substantially from the median, and bonus and other incentive compensation opportunities should be somewhat above the median, of the competitive guidelines developed with the advice of the Committee’s consultants and that, particularly with respect to long-term incentive compensation, it is important that the Committee continue to retain a degree of discretion as to the actual amounts paid. The Committee believes that the compensation levels for the chief executive officer and other senior executives reflect these criteria and are appropriate given performance during the periods covered.

Irvine O. Hockaday, Jr., Chairman

Christopher Bancroft

M. Peter McPherson

Frank N. Newman

Audit Committee

The Audit Committee Report

General.    The Audit Committee consists of four non-employee directors. The Committee met seven times during 2003. The Audit Committee reviews the Company’s accounting and financial reporting policies and practices, monitors the financial reporting process and reviews summary reports on internal control. The Audit Committee approves the nature of services provided by the independent accountants and meets with the internal auditors and independent accountants to review the scope and results of their services.

Committee Procedures.    During January and February 2004, the Audit Committee reviewed and discussed the 2003 audited financial statements with management and with the Company’s independent accountants. In addition, the Audit Committee discussed with the Company’s independent accountants the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee confirms that it has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants their independence from the Company and management.

Based on the procedures and discussions referred to in the prior paragraph, the Audit Committee has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Frank N. Newman, Chairman

Harvey Golub

David K.P. Li

M. Peter McPherson

Committee Independence, Charter, and Audit Committee Financial Expert

The Board of Directors has determined that the members of the Audit Committee are independent (as defined by the rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards). (See also “Board of Directors—Director Independence” on page 14). The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A. The Company’s Board of Directors has determined that all members of the Audit Committee are “audit committee financial experts” (as defined by the rules of the Securities and Exchange Commission).

Mr. Li serves on the audit committees of four public companies that are registered under the Securities Exchange Act of 1934 (including Dow Jones), and five other companies that are not so registered, but that are publicly traded on the Hong Kong Stock Exchange. After consideration of relevant factors, the Board concluded that Mr. Li has demonstrated his ability to serve effectively as a valued and diligent Audit Committee member continuously over the more than 10 years he has been a member of the Committee, and that his ability to serve on the Committee is not impaired by his service on the audit committees of other public companies.

Audit Fees

For the years ended December 31, 2003 and 2002, the Company incurred an aggregate of $1,544,500 and $1,236,200, respectively, in fees for professional services rendered by its independent accountants for the audit of its annual financial statements and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit Related Fees

For the years ended December 31, 2003 and 2002, the Company incurred an aggregate of $294,800 and $180,800, respectively, in fees for assurance and assurance related services by its independent accountants related to the performance of the audits and reviews of the

Company’s financial statements. All these services were pre-approved by the Audit Committee.

Tax Fees

For the years ended December 31, 2003 and 2002, the Company incurred an aggregate of $3,388,200 and $2,430,700, respectively, in fees for professional services rendered by its independent accountants for tax compliance, tax advice and tax planning. These services consisted primarily of tax advice and research regarding federal, international, state and local tax matters and reviews of tax returns filed in certain taxing jurisdictions in which the Company operates. In addition, the independent accountants provided assistance to expatriate employees in connection with the preparation of individual tax returns. All these services were pre-approved by the Audit Committee.

All Other Fees

For the years ended December 31, 2003 and 2002, the Company incurred $36,000 and $68,150, respectively in fees for services rendered by its independent accountants other than the services addressed in the preceding three paragraphs. In 2003, the services related to litigation support and licensing of a database that provides publicly available technical accounting information. The services in 2002 related to consulting in regard to the Company’s medical benefit plans. All these services were pre-approved by the Audit Committee.

Audit Committee Pre-approval Process

On an annual basis the independent accountants present a listing of all services expected to be performed in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independence review of each service. The Audit Committee reviews and approves appropriate services.

For any additional services proposed to be performed by the independent accountants during the year, management will evaluate the impact on the independent accountant’s independence and obtain Audit Committee approval for such service. The Audit Committee has delegated interim pre-approval authority to a member of the Audit Committee.

Certain Relationships and

Related Transactions

Mr. von Holtzbrinck is Chairman of the Supervisory Board of Verlagsgruppe Georg von Holtzbrinck GmbH (the “von Holtzbrinck Group”). In December 2003, the Company and the von Holtzbrinck Group exchanged equity shareholdings so as to increase the Company’s interest in The Wall Street Journal Europe to 90% from 51% and reduce the Company’s ownership of the von Holtzbrinck Group’s business daily, Handelsblatt, to 10% from 22%, with news and advertising relationships continuing.

Mr. von Holtzbrinck is also the Chief Executive Officer of Handelsblatt/The Wall Street Journal Holding GmbH and a member of the advisory council of Handelsblatt/Dow Jones GmbH both of which were formed in connection with the cross-shareholding alliance between Handelsblatt and The Wall Street Journal Europe.

The Company and the von Holtzbrinck Group also have several other immaterial business relationships.

The Company and the Board of Directors have concluded that these relationships are not material to the Company from a financial point of view. Notwithstanding the financial immateriality of these relationships, the Company considers Mr. von Holtzbrinck and his companies as important business associates of the Company in Europe. Accordingly, the Board of Directors has concluded that Mr. von Holtzbrinck has had, and continues to have, material relationships with the Company and its management and thus is not independent as that term is defined by the rules of the New York Stock Exchange.

Comparison of Total Stockholder Return

The following graph compares the performance of the Company’s Common Stock during the five-year period ended December 31, 2003 with the Standard & Poor’s 500 Stock Index (“S&P 500”) and the Dow Jones U.S. Publishing Index (formerly named the Dow Jones Media/ Publishing Index). In February 2000, Dow Jones Indexes revised the components and the calculation methodology of the Dow Jones U.S. Publishing Index and as a consequence restated the Index historically. Accordingly, the returns for the Dow Jones U.S. Publishing Index set forth below are the restated returns.

The S&P 500 includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The Dow Jones U.S. Publishing Index, which is also weighted by market capitalization, includes, in addition to the Company, the following twenty companies: American Greetings Corp., Belo Corp., E.W. Scripps Co., FactSet Research Systems, Inc., Gannett Co., Hollinger International Inc., Interactive Data Corp., John Wiley & Sons Inc., Knight Ridder Inc., Lee Enterprises Inc., McClatchy Co., McGraw-Hill Cos., Media General Inc., Meredith Corp., New York Times Co., R.H. Donnelley Corp., Reader’s Digest Association Inc., Scholastic Corp., Tribune Co., and Washington Post Co.

For purposes of the graph, it was assumed that $100 was invested in the Company’s Common Stock, the S&P 500 and the Dow Jones U.S. Publishing Index at closing prices on December 31, 1998. Dividends are assumed to be reinvested on the ex-dividend date.

Approval of Appointment of Independent Certified Public Accountants

The Board of Directors unanimously recommends that the stockholders vote to approve the Audit Committee’s appointment of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for 2004. PricewaterhouseCoopers LLP were the Company’s auditors in 2003. Stockholder approval of the appointment of such firm as auditors will be requested at the 2004 Annual Meeting. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Approval of Amendment to the Dow Jones 2001 Long-Term Incentive Plan

General

At the 2004 Annual Meeting the stockholders will be requested to approve an amendment (the “Amendment”) to the Dow Jones 2001 Long-Term Incentive Plan (the “Plan”), whereby the number of shares issuable under the Plan will be increased by 2,000,000 shares from 7,000,000 to 9,000,000 shares. The Amendment, which is attached hereto as Appendix C, was approved by the Board of Directors on January 21, 2004, subject to its adoption by the stockholders. If the Amendment is adopted by the stockholders at the Annual Meeting, it will be effective as of April 21, 2004.

The Plan is the successor to the Dow Jones 1997 Long-Term Incentive Plan, which provided benefits to key senior executives, and the Dow Jones 1998 Stock Option Plan, which primarily provided benefits for middle management. The 1998 plan was discontinued by the Board in 2003 and the 1997 plan will remain in effect until the shares available under that plan have been exhausted. The Plan combines the contingent stock right and stock option features of its two predecessors. In addition, the Plan includes provision for the following types of incentive compensation: restricted stock, restricted stock units and other stock-based awards. Further, the Plan also encompasses grants to non-employee directors of stock options and other stock-based awards, and the distribution upon retirement of Common Stock in settlement of deferred stock equivalents. The Plan is an Appendix to the Company’s 2001 Proxy Statement and an Exhibit to the Company’s Form S-8 dated May 17, 2001.

As of February 27, 2004, 865,863 shares remained available for grant under the Plan, long-term incentive awards representing 6,100,112 shares were issued and outstanding, and awards representing 36,425 shares had been exercised. The Board of Directors believes it is in the Company’s and its stockholders’ best interests to approve the Amendment because it will allow the Company to continue to grant long-term incentive awards under the Plan. The Board further believes that the Plan will enable the Company to retain present employees, including officers and directors, as well as non-employee directors, and to attract new employees and directors. The Board of Directors also believes that it is in the Company’s interest to tie a significant portion of employee and director compensation to the Company’s long-term objectives and to the market value of the Company’s stock.

The Company anticipates that awards under the Plan may be made to approximately 750 employees (including employee directors) of the Company and its Affiliates and to all non-employee directors of the Company (currently 14 individuals, assuming election of all nominees). An Affiliate is (i) any entity 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, and (ii) any entity that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s shareholders, even if the Company thereafter owns less than 20% of the voting equity.

If the Amendment is approved, the Plan will provide for the grant of contingent stock rights, stock options, restricted stock, restricted stock units and other stock-based awards (collectively, “Plan Awards”) with respect to an aggregate of 9,000,000 shares of Common Stock (subject to adjustment in the event of stock splits or other changes in the Common Stock as provided in Section 2(b) of the Plan) of which not more than (i) 2,100,000 shares shall be available for grants of contingent stock rights, restricted stock, restricted stock units and other stock-based awards and (ii) 150,000 shares may be issued under stock options or other stock-based awards granted to non-employee directors. In addition to other award limitations, no participant may be granted, in any calendar year, Plan Awards representing more than 300,000 shares of Common Stock. No Plan Awards may be made after March 31, 2011. Plan Awards made under the Plan generally may not be transferred other than by will or the laws of descent and distribution, but certain stock options may be transferable to the optionee’s family members and /or trusts in which family members or the optionee have a beneficial interest or certain other entities. Shares issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury.

The 9,000,000 shares of Common Stock that will be available under the Plan if the Amendment is approved represent approximately 14.7% of the shares of Common Stock outstanding (and account for 3.4% of the votes represented by the outstanding Common Stock and Class B Common Stock) at the close of business on February 27, 2004. The market value of a share of Common Stock as of February 27, 2004 was $48.70.

The benefits under the Plan depend on the future performance of the Company and will vary from year to year and from participant to participant. Benefits under the Plan are therefore not determinable at this time.

The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”), consisting of not less than two directors each of whom qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will designate the employees and non-employee directors who will receive Plan Awards, the number of shares to be covered by, and finally issued pursuant to, contingent stock rights, the number of shares to be covered by stock options, the exercise price and other terms of such stock options, the number of shares of restricted stock to be granted, the number of shares with respect to which restricted stock units will be granted and the number of shares to be made available under any other stock-based awards and will perform all other functions assigned to it under the Plan.

The Chief Executive Officer of the Company will make recommendations to the Committee with respect to all of the foregoing, except that he or she may make no such recommendation as to himself or herself. The Chief Executive Officer is authorized and empowered to grant Plan Awards and to do all things necessary and desirable in connection with the grants, subject to the Committee’s right to change or otherwise limit such delegation. However, the Chief Executive Officer may not grant Plan Awards to any director or to any person who serves or is proposed to serve as an executive officer within the meaning of Section 16(b) of the Securities Exchange Act, or who is or is expected to be an officer treated as a “covered employee” within the meaning of Section 162(m) of the Code.

Contingent Stock Rights

The Plan provides for the granting of “Contingent Stock Rights” (“Rights”) to Plan participants shortly before or early in the first year of each “Performance Period”. No more than 125,000 Rights may be granted to any participant in any year. A Right will give the participant the contingent right to receive, following the completion of the Performance Period, up to the number of shares of Common Stock specified in the Right (the “Maximum Award”). The number of shares ultimately received (the “Final Award”) will depend upon the extent to which the “Performance Criteria” specified in the Right are achieved over the Performance Period, the participant’s individual performance (if applicable) and other factors, all as determined by the

Committee. Accordingly, the Final Award could be less than or equal to the Maximum Award, although it is anticipated that, in most instances, the Final Award will be less than the Maximum Award. The number of shares covered by each Right, the nature of the Performance Criteria specified in the Right, the duration of the applicable Performance Period and the duration of the period, if any, during which transfer of the shares covered by any Final Award may be restricted (the “Restriction Period”), will be determined by the Committee. Performance Criteria may include such factors as absolute and relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, or any of its Affiliates, divisions, or operations, including comparing such performance with the performance of other companies or business units during the comparable performance period. The Committee may adjust the Performance Criteria during the Performance Period and otherwise modify any Right.

In general, grants of Rights will be made annually. For the period prior to January 2004 the Performance Periods were four calendar years. As of January 2004, the Performance Periods ordinarily will be three calendar years. During the Performance Period relating to any Right, the participant will be entitled to receive dividend equivalents, i.e., an amount equal to the cash dividends that the participant would have received if he or she had owned the number of shares of Common Stock covered by the Right during the entire Performance Period.

Prior to the Committee’s determination of the size of a participant’s Final Award following completion of the Performance Period, the participant may elect, with the approval of the Committee, to receive all or a portion of such Final Award in cash, or Common Stock, or a combination of both. Participants may also defer receipt of up to 90% of their Final Awards under the Deferred Compensation Plan. The participant will be entitled to dividends and voting rights with respect to such shares and, absent a Committee imposed Restriction Period, generally will be free to transfer, assign, or otherwise dispose of the shares immediately thereafter.

Generally, if the employment of a participant terminates for any reason other than death, permanent disability or retirement prior to the distribution of the Final Award following expiration of the Performance Period relating to any Right, the Right will be forfeited and cancelled. However, the Committee has the right to alter this result in appropriate cases.

If a participant’s employment terminates because of death, permanent disability or retirement, the Committee will have sole discretion to determine the number of shares in the Maximum Award with respect to which such participant will be deemed to have satisfied the Performance Criteria, and the percentage of such shares to be included in the Final Award.

Stock Options

“Incentive stock options” and “non-qualified options” may be granted under the Plan. Incentive stock options may only be granted to employees of the Company or of a subsidiary corporation within the meaning of Section 424(f) of the Code. Options must expire not later than ten years after their grant, except that incentive stock options granted to owners of more than 10% of the outstanding stock (by voting power) must expire not later than five years after their grant. The exercise price must be at least equal to the fair market value (but not less than the par value) of the Common Stock on the date of grant or in the case of incentive stock options granted to owners of more than 10% of the outstanding stock (by vote) to at least 110% of such fair market value. The exercise price must be paid to the Company or its designated representative at the time of exercise either (i) in cash, (ii) by delivering Common Stock already owned by the optionee (if acquired through an employee benefit plan, Common Stock held by the optionee for more than six months) and having a total fair market value on the date of delivery equal to the exercise price or (iii) by delivering a combination of both. Certain options may permit the optionee to pay the exercise price by cashless exercise through a registered securities broker. Each option will be evidenced by an agreement in-

corporating the applicable terms and conditions of the Plan. During the lifetime of the optionee an option may be exercised only by such person or by his or her family members to whom the options may be assigned.

The Committee may from time to time, with the consent of the optionee, cancel all or any portion of any option granted under the Plan and pay the optionee shares of Common Stock or cash, or any combination thereof as the Committee may determine, in an amount equal to the difference between the aggregate fair market value of the shares subject to the portion of the option so cancelled at the time of the cancellation and the aggregate purchase price of such shares under the option. In the event of such a cancellation, the number of shares as to which such option was cancelled shall not become available for use under the Plan.

If an optionee’s employment or service as a director terminates because of death, permanent disability or retirement, his or her options may be exercised by him or her or by an authorized transferee pursuant to the terms of the option agreement. If an optionee’s employment or service as a director terminates for any other reason, generally, all rights to exercise any options will terminate on the 90th day after the date the employment or service was terminated or on such later date as the Committee may determine; provided, however, that in the case of termination for cause, all right to exercise options shall terminate at the date of such termination of employment.

Generally, at the time of exercise of a non-qualified option any excess of the fair market value of the stock on the date of exercise over the exercise price will be treated as ordinary income for federal income tax purposes. Any cash or the fair market value of shares of Common Stock received upon the cancellation of options will also be treated as ordinary income. The Company will be entitled to an income tax deduction for such amount at the time the optionee includes such amount in his or her income. At the time of the sale of any shares received upon exercise of such option or of the cancellation of such option, the difference, if any, between the amount the optionee received from the sale of the shares and the fair market value of the shares on the date of the exercise or cancellation will be treated as long-term or short-term capital gain (or loss) depending on whether he or she has then held the shares for more than one year from the date of such exercise or cancellation. Optionees may be given the right to elect to defer the receipt of shares and the recognition of ordinary income until the termination of their employment or for a stated period of time. In such event, the Company’s deduction will be postponed until the year of payment.

Optionees generally will not be subject to income tax upon their exercise of an incentive stock option. However, any excess of the fair market value of Common Stock on the date the option is exercised over the option exercise price must be included in the calculation of the optionee’s alternative minimum taxable income, which may subject him or her to the alternative minimum tax. The portion of any such alternative minimum tax attributable to the exercise of an incentive stock option can be credited against the optionee’s regular tax liability in later years to the extent that in any such year his or her regular tax liability exceeds the alternative minimum tax. If the optionee later sells the shares he or she received upon exercising the option at least two years after the option was granted and after having held the shares for at least one year, the optionee will incur a long-term capital gain (or loss) on the sale equal to the difference between the sales proceeds and the exercise price. In the event of such a sale, no amount will be taxable as ordinary income, and the Company will not be entitled to any income tax deduction.

If, however, the optionee sells the incentive stock or applies it to the exercise of another incentive stock option before the expiration of the one-year holding period or less than two years after the option was granted, he or she must report as ordinary income in the year of such disposition the amount by which the lesser of (i) the fair market value of the stock on the exercise date, or (ii) the amount realized on disposition of the stock, exceeds the exercise price. In addition, the excess, if any, of the amount realized on such a disposition over the stock’s fair market value on the date of exercise will be treated as long-term or short-term capital gain, depending on the period of time the stock has then been held. In the event of such a “disqualifying disposition,” the Company will be entitled to an income tax deduction equal to the amount included as ordinary income by the optionee. If an optionee makes a disqualifying disposition of Common Stock acquired pursuant to an incentive stock option, he or she is required to notify the Company or the Affiliate by which the optionee is employed within ten days of the disposition.

The Committee will make grants of options at its sole discretion and the amounts to be received by participants are therefore not determinable at this time.

Restricted Stock and Restricted Stock Units

Under the Plan, the Committee may grant awards of restricted stock and/or restricted stock units to employees of the Company and its Affiliates. A restricted stock unit is a right to acquire a fixed number of shares of Common Stock at a future date. The maximum number of shares of restricted stock that may be granted and with respect to which restricted stock units may be granted during any calendar year to any individual is limited to 100,000. Each such grant will be evidenced by an agreement incorporating the applicable terms and conditions of the Plan. Vesting of restricted stock and restricted stock units may be conditioned upon the completion of a specified period of employment, upon attainment of specified performance goals, and /or any other such criteria as the Committee may determine. Performance goals may include such factors as absolute and relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, or any of its Affiliates, divisions, or operations during any prescribed performance period. While an award of restricted stock or of restricted stock units is subject to such restrictions, the participant may not transfer, assign, or otherwise encumber or dispose of the underlying shares of Common Stock. Under the terms of a restricted stock agreement, a participant may have the right to vote and receive dividends on the shares of restricted stock granted to him or her while the stock is still subject to restrictions. In the case of restricted stock units, a participant may, with approval of the Committee, elect to defer receipt of his or her shares beyond the vesting date.

If a participant who has received an award of restricted stock or of restricted stock units retires, with the consent of the Committee the award may continue to vest, subject to any conditions the Committee may impose. If a participant’s employment terminates because of death or permanent disability, all restrictions to which the restricted stock or the restricted stock unit is subject will terminate. Termination of employment for any other reason will result in the forfeiture of the restricted stock and of the restricted stock units unless the Committee otherwise determines.

Other Stock-based Awards

The Committee may grant other stock-based awards, which will be subject to such terms, restrictions, conditions, vesting requirements, and payment rules as the Committee will determine. Each such other stock-based award will be evidenced by an agreement incorporating the applicable terms and conditions of the Plan. Vesting requirements may include performance goals focusing on factors such as absolute and relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, any of its Affiliates, divisions, or operations.

Whenever shares of Common Stock are to be delivered pursuant to a Plan Award, the Committee may permit the participant to elect to have the Company withhold from delivery shares of Common Stock having a value equal to the amount of tax required to be withheld by law. In addition, the Committee may permit a participant to satisfy any additional tax that he or she elects to have the Company withhold by delivering to the Company or its designated representative Common Stock of the Company already owned by the participant (if acquired through an employee benefit plan, Common Stock held by the participant for more than six months).

The Board of Directors may amend or discontinue the Plan at any time. However, without approval by the stockholders no such amendment may, except as provided in Section 2(b) of the Plan with respect to stock splits or other changes in the Common Stock, (i) increase the number of shares reserved for Plan Awards, (ii) permit the granting of options exercisable at a price less than fair market value on the date of grant, (iii) permit the extension or grant of stock options which expire later than ten years after their grant, or (iv) permit Plan Awards to be made after March 31, 2011.

Voting Requirements

The affirmative vote of a majority of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required for the approval of the Amendment to the Plan (provided that the total vote cast on the proposal represents over 50% of the voting power of all shares of Common Stock and Class B Common Stock entitled to vote on the proposal).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE DOW JONES 2001 LONG-TERM INCENTIVE PLAN.

Plan Benefits

The following table sets forth the long-term incentive awards granted under the Plan during 2002, 2003 and 2004 (until the date of this Proxy Statement), excluding grants that lapsed:

Name	Contingent Stock Rights (1)	Options (2)	Restricted Stock		Restricted Stock Units (3)	Stock Appreciation Rights (4)

Peter R. Kann	113,000	293,800	—		—	—
Chairman of the Board,
Chief Executive Officer and Director

Richard F. Zannino	63,500	164,500	28,600	(5)	—	—
Executive Vice President and
Chief Operating Officer

Peter G. Skinner	47,800	84,200	—		—	—
Executive Vice President,
General Counsel and
Secretary

L. Gordon Crovitz	36,200	83,200	—		—	—
Senior Vice President and
President, Electronic
Publishing

Karen Elliott House	35,100	79,900	—		—	—
Senior Vice President and
Publisher, The Wall Street Journal

Executive Officers as a Group	343,200	794,700	34,600		650	—
Non-Executive Directors and Director Nominees as a Group	—	65,000	—		—	—

Non-Executive Officer Employees as a Group	462,398	5,219,899	6,900		100,810	42,700

(1)  See footnote (1) to the “Long-Term Incentive Plan – Awards in 2003” table on page 20.

(2)  See the “Option Grants In 2003” table on page 19.

(3)  The restricted stock units are granted to certain Company employees under the Dow Jones 2001 Long-Term Incentive Plan. Each grantee is entitled to receive the number of shares of Common Stock equal to the number of restricted stock units upon vesting on the third anniversary of the date of grant. The restricted stock units were first granted in 2004.

(4)  The stock appreciation rights are granted to certain Company employees located in Belgium under the Dow Jones 2001 Long-Term Incentive Plan. These employees are granted these rights instead of stock options since options are taxed upon grant in Belgium. Upon vesting, each grantee has the right to exercise all or any part of the rights at an exercise price equal to the market price of the Common Stock as of the date of grant. One-third of the rights becomes exercisable on the first anniversary of their date of grant, another one-third will become exercisable on the second anniversary of their date of grant, and the remainder will become exercisable on the third anniversary of their date of grant. Upon exercise, the Company shall pay to the grantee an amount equal to the excess of (i) the aggregate fair market value of that number of shares of Common Stock as is equal to the number of rights being exercised, over (ii) the aggregate exercise price of the rights being exercised.

(5)  See footnote (4) to the “Summary Compensation” table on page 17.

Stockholder Proposal

The Independent Association of Publishers’ Employees (“IAPE”), CWA Local 1096, 14 Washington Road, Suite 521, Princeton Junction, New Jersey, 08550, which holds of record 55 shares of Common Stock and 10 shares of Class B Common Stock, has informed the Company that it intends to present to the meeting the following resolution:

RESOLVED: The stockholders request that the Board of Directors take the steps that may be necessary in compliance with state law, and without affecting the unexpired term of any director, to require that different persons shall serve in the positions of Chairman of the Board and Chief Executive Officer, and that the Chairman shall not be either a current or former executive of the Company.

IAPE has submitted the following statement in support of its proposal:

The positions of the Chairman of the Board and Chief Executive Officer (CEO) have been occupied by Peter Kann since July of 1991. However, as one corporate governance expert has observed, “leading the board and leading the company are two distinct and important jobs.” (Fortune, October 14, 2002)

The Chairman of the Board is generally responsible for presiding at Board meetings and setting the agenda of the Board of Directors. According to the Company’s Principles of Corporate Governance, this agenda should include the review and approval of major strategies and plans, the annual corporate budget, the evaluation and compensation of the CEO, and the review of systems for compliance with applicable laws, regulations and accounting rules.

In contrast, the Chief Executive Officer is primarily responsible for managing operations. He also executes the strategies and plans that are approved by the Board.

Jeffrey Garten, the Dean of the Yale School of Management, has declared that “fundamental conflicts of interest can exist” when the “CEO also runs his company’s board.” (Business Week, Nov. 11, 2002) Such conflicts could arise whenever the Board performs its duty of evaluating the performance of the CEO, questioning major strategies and plans, or monitoring the Company’s compliance with laws, regulations and accounting rules. Dean Garten concluded, “it is much more difficult for a board to monitor a chief executive’s performance and hold him accountable for results if the CEO is also the chairman.”

On January 9, 2003, a blue-ribbon commission of financial leaders expressed a preference for separating the positions of Chairman and CEO, while giving a lesser endorsement to alternatives that call for a lead or presiding director (Report of the Conference Board Commission on Public Trust and Private Enterprise). In commenting on the recommendation, the Co-Chair of the Commission declared that “a primary concern in a significant number of scandals is that strong CEO’s appear to have exerted a dominant influence over their boards, often stifling the efforts of directors to play the central oversight role.” (Chicago Tribune, Jan. 10, 2003)

According to a recent report of the Investor Responsibility Research Center, “thirty percent of S&P 1,500 companies now have a CEO who does not simultaneously serve as the company chair, up from 26 percent in 2001.” The report adds that 17 percent of those companies “now have a lead or presiding director position.”

We believe that separating the positions of Chairman and CEO would constitute a significant improvement in corporate governance. Your support could make this important change happen.

Board of Directors’ Position

The Board of Directors believes that it is not in the best interests of the Company and its stockholders to adopt the proposal, which would prohibit the offices of Chairman and Chief Executive Officer from being held by the same person. It is the view of the Board of Directors that it should be free to make decisions concerning the positions of Chief Executive Officer and Chairman of the Board in a manner that is best for the Company at any particular point in time.

Currently, the Company has one person filling the position of Chairman of the Board and Chief Executive Officer. While in some circumstances it may be appropriate to separate the roles of Chairman and Chief Executive Officer, the Board believes that vesting the responsibilities and authority of the Chairman and the Chief Executive Officer in one person at this time is in the best interests of the Company and its stockholders.

The Board of Directors believes it is in the best position to determine how to staff the positions of Chairman of the Board and Chief Executive Officer. The proposal would, instead, require a particular structure and thus severely limit the Board’s flexibility. The Board recommends a vote against the proposal so that it will retain the flexibility to determine appropriate Board and management leadership from time to time in the future.

Further, independent oversight of management is effectively conducted and maintained through the composition of our Board. Fourteen of the fifteen directors are non-management directors, and twelve of the directors are independent under the NYSE rules. Moreover, in addition to the Board, various committees of the Board perform oversight functions independent of management.

The Compensation Committee of the Board is comprised entirely of independent directors and provides active, independent oversight and evaluation of the performance of all executive officers of the Company, including the Company’s Chairman and Chief Executive Officer. The evaluation of the performance of the Chairman and Chief Executive Officer is the express responsibility of the Compensation Committee. As noted in the Compensation Committee Report, the Compensation Committee gives special attention to the total compensation of the Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer is never present during the review of his performance and salary.

The Audit Committee is also comprised entirely of independent directors, which allows for independent and objective oversight of the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions.

In addition, the Board has determined to hold quarterly executive sessions (meetings of non-management directors without management present) to promote discussion among the non-management directors and assure independent oversight of management.

The Company’s Corporate Governance Committee also takes an active leadership role in shaping the corporate governance of the Company by considering and reporting to the Board on matters relating to corporate governance. The Company’s revised Principles of Corporate Governance, as adopted by the Board of Directors in January 2004, state that: “It is the policy of Dow Jones that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances.”

The Board believes that the Company’s corporate governance structure, with its emphasis on independence and accountability, makes it unnecessary to require that the offices of Chairman and Chief Executive Officer be separated, and believes adopting such a rule would only serve to limit governance options available to the Board.

The Board believes that the interests of the Company and its shareholders are best served at this time by the experienced leadership and decisive direction provided by a full-time Chairman and Chief Executive Officer, subject to oversight by the Company’s non-management directors. As a general matter, when the offices of Chairman and Chief Executive Officer are combined, the incumbent acts as a bridge between the Board and the operating organization. A principal role of the Chairman is to propose the general agenda for Board meetings from among the many issues facing the Company on a day-to-day basis. As a result, the Chief Executive Officer is in the best position to develop this agenda in the most efficient and effective manner.

In summary, the Board believes the existing structure in which the offices of Chairman and Chief Executive Officer are held by one individual supports the Board’s exercise of its oversight responsibilities and does not compromise the independence of the Board of Directors. The Board believes it would be unwise to require that the two offices be separated. The Board believes that the interests of the Company and its stockholders are best served by continuing the Board’s flexibility to determine how best to organize the leadership of the Company as circumstances warrant from time to time.

An identical proposal was presented at the 2003 Annual Meeting by the same stockholder and was defeated by the vote of the Company’s stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of the outstanding Common Stock or Class B Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Under SEC rules, companies must report in their proxy statements failures to file reports on a timely basis. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Form 5 annual reports were required for those persons, the Company believes that during 2003 all filing requirements under Section 16(a) of the Exchange Act applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with; except that, a Form 4 for Mr. M. Peter McPherson with respect to a transaction that occurred in January 2003 was filed late due to a clerical error on the part of the Company; for Mr. Christopher Bancroft thirty transactions that occurred in 2003 and ten transactions that occurred in 2004 were reported late on two Forms 5; and for Mr. James H. Ottaway, Jr., for 2003, twenty three transactions were reported late on one Form 4, four additional transactions were reported late on another two Forms 4, and two other transactions were reflected on a Form 5 that was filed late.

Principles of Corporate Governance

The “Dow Jones & Company Principles of Corporate Governance,” which were originally adopted by the Board of Directors in 1997, were revised in January 2004 to conform to the corporate governance rules recently adopted by the New York Stock Exchange and the Securities and Exchange Commission. The Principles are set forth below.

1.	The principal duty of the Board of Directors and management of Dow Jones & Company is to assure that the Company is well-managed in the interests of its shareholders. Dow Jones seeks to protect and preserve the quality, independence and integrity of its products and services, including The Wall Street Journal, on which the Company’s long-term prosperity and public mission depend.

2.	Dow Jones is owned by its shareholders; the shareholders, in turn, elect the Company’s Board of Directors. The Board plays the central role in the Company’s governance; it is the Company’s decision-making authority on all matters except those reserved to the shareholders or delegated to management. The Board, in turn, selects the Company’s Chief Executive Officer and approves the appointment of other members of senior management; senior management is charged with the conduct of the Company’s business.

3.	The primary functions of the Board are:

•	review and, where appropriate, approval of the financial objectives, major strategies and plans, and major corporate actions of Dow Jones;

•	selection and evaluation of Dow Jones’ Chairman and Chief Executive Officer;

•	determining senior management compensation;

•	periodic review of management succession plans;

•	selection and recommendation to shareholders for election of appropriate candidates for service on the Board;

•	review of the adequacy of the Company’s systems for compliance with all applicable laws and regulations, for safeguarding the Company’s assets and for managing the major risks it faces; and

•	provision of advice and counsel to senior management.

4.	The Board will have a majority of directors who satisfy the criteria for “independent directors” in accordance with the rules of the New York Stock Exchange. The Company will make determinations about the independence of the Board members and may base such findings on, among other things, certain specific criteria that, if adopted by the Board, will be disclosed in the Company’s annual proxy statement. Consistent with the rules of the New York Stock Exchange and the Company’s policy of promoting vigorous representation for shareholders, ownership of a significant equity interest in the Company, no matter how great, is not by itself a bar to a finding of independence by the Company.

5.	The number of directors will not exceed a number that can function efficiently as a body. The Corporate Governance Committee, in consultation with the Chairman and CEO, considers and makes recommendations concerning the appropriate size and membership needs of the Board. The number of directors shall be not less than sixteen nor more than eighteen, and, subject to such limitation, shall be fixed from time to time by majority vote of the whole board of directors. The Corporate Governance Committee also considers candidates to fill new Board positions created by expansion and vacancies that occur by resignation, retirement or for any other reason.

6.

Prospective members of the Board are selected for their character and wisdom, judgment and integrity, business experience and acumen. The Corporate Governance Committee also seeks to have a variety of occupational and a diversity of personal backgrounds represented on the Board. No director shall stand for election on or after his or her 70th birthday. No director who is an employee of the Company will be eligible for re-election as a director after the termination of his or her employment.

7.	Upon election, directors receive a package of orientation materials and an extensive review of the Company and its businesses from senior managers. The Board will have at least seven regularly scheduled meetings each year. Additional special and telephonic meetings will be held as necessary. Directors are expected to attend all Board meetings and all meetings of the Committees of which they are a member. They are expected to spend such time as may be necessary to review meeting materials in advance and otherwise to discharge their responsibilities properly. In addition, Board members are encouraged to visit Company facilities throughout their tenure on the Board. The Company will endeavor to provide continuing educational opportunities to directors on request to enable them to better perform their duties.

8.	All directors are expected to own stock in Dow Jones. The Compensation Committee annually reviews the compensation of directors. The Company believes that a substantial part of directors’ compensation should be stock-based. The Company’s executive officers will not receive additional compensation for their service as directors. Compensation for non-employee directors should be competitive with those of corporations of comparable size and with those of the Company’s competitors and peers. The Board believes that the independence of a director may be compromised when compensation exceeds what is customary, or when the Company makes substantial charitable contributions to organizations with which a director is affiliated or otherwise provides indirect forms of compensation to a director.

9.	Because of the nature of the Company’s publishing business, no management directors are permitted to serve as directors of other public companies, except as representatives of Dow Jones in cases in which the Company owns shares in another company.

10.	It is the general policy of the Company that all major decisions be considered by the Board as a whole. This allows the Company to gain the advantage of the collective wisdom of the Board. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required by regulations of the New York Stock Exchange for the operation of Dow Jones as a publicly-owned company. Currently these committees are the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Each of the Audit, Compensation and Corporate Governance Committees will have its own charter, which will be approved by the full Board. These charters will, among other things, set forth the purposes and duties of the respective Committees, and provide for annual performance evaluations of the Committees.

11.	Membership on the Audit, Compensation and Corporate Governance Committees is limited to independent directors, as defined by the rules of the New York Stock Exchange and any other applicable laws and regulations. The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee in consultation with the Chairman and CEO and are selected according to criteria that the Board determines to be in the best interest of the Company and its stockholders.

12.	The Chairman and CEO and other senior managers attending meetings of Board Committees do so by invitation.

13.	Each of the Audit, Compensation and Corporate Governance Committees has the authority to hire independent legal, financial, accounting and other advisors as necessary or appropriate to fulfill its duties.

14.	The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee in accordance with the provisions of the Committee charters. Whenever possible, materials related to agenda items will be provided to Committee members sufficiently in advance of Committee meetings to allow the directors to prepare for discussion. Sufficient time to consider the agenda items will be provided.

15.	It is the policy of Dow Jones that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances.

The Board will review the Company’s succession planning, focusing on evaluating potential successors to the CEO, as well as its policies regarding succession in the event of an emergency or the retirement of the CEO. The CEO will make available his or her recommendations and evaluations of potential successors to the full Board.

16.	The Chairman and CEO is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, employees and others. It is the policy of Dow Jones that management speaks for the Company.

17.	The Chairman and CEO sets the agenda for meetings of the Board with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Chairman and CEO for review or decision.

For example, the annual corporate budget is reviewed by the Board, and capital expenditures above a certain threshold amount (currently $15 million) are approved by the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee, who presents these matters to the Board. Any Board member may request that an item be included on the agenda.

18.	Whenever possible, materials related to agenda items will be provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion. Sufficient time to consider the agenda items will be provided.

19.	Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary, its independent advisors. Furthermore, as necessary or appropriate to fulfill their duties, the directors shall have the authority to hire independent legal, financial, accounting and other advisors.

20.	To promote discussion among the non-management directors, regularly scheduled executive sessions or meetings of non-management directors without management present are held to review such topics as the non-management directors shall determine, including:

•	the report of the independent auditors;

•	the criteria upon which the performance of the Chairman and CEO and other senior managers is based;

•	the performance of the Chairman and CEO against such criteria;

•	the compensation of the Chairman and CEO and other senior managers;

•	the Company’s management succession plans; and

•	the performance of the Board.

Additional executive sessions or meetings of non-management directors may be held from time to time as required, or as requested by directors. The responsibility for organizing and chairing such executive sessions will not be delegated to a lead director, but rather will be rotated among directors, either as a whole or among the Board Committee chairs, as the Corporate Governance Committee and the Board may determine. The chair of a particular Board Committee will act as the chair at executive sessions at which the principal items to be considered are within the scope of such Committee’s authority. The Company will disclose a method to communicate directly with the non-management directors, for any interested party wishing to do so.

21.	The Board will conduct an annual self-evaluation to determine whether it and its Committees are functioning effectively.

22.	These principles will be reviewed by the Board from time to time.

Code of Conduct

In January 2004, the Company’s Board of Directors adopted (i) amendments to the Dow Jones Code of Conduct, which is applicable to all Dow Jones employees, including the Company’s CEO, CFO and Controller, and (ii) a Directors Code of Conduct. The amended Dow Jones Code of Conduct and the Directors Code of Conduct are available for review on the Company’s website at www.dowjones.com.

Submission of Stockholder Proposals

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, a stockholder proposal intended for inclusion in next year’s proxy statement must be received by the Company at its principal executive offices no later than November 19, 2004, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

Rule 14a-4(c)(1) establishes a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement. Rule 14a-4(c)(1) relates to the discretionary voting authority retained by the Company with respect to proxies. With respect to any stockholder proposal for next year’s Annual Meeting submitted after February 3, 2005 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), the Company retains discretion to vote proxies it receives as the Board of Directors sees fit. With respect to proposals submitted before February 3, 2005, the Company retains discretion to vote proxies it receives as the Board of Directors sees fit, only if (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement with respect to the proposal in compliance with Rule 14a-4(c)(2).

Other Matters

The Company knows of no other matter to be brought before the 2004 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

Stockholders who do not expect to attend the 2004 Annual Meeting in person are requested to complete, date, sign and return the enclosed proxy promptly in the enclosed postage prepaid envelope or to vote promptly by telephone or via the Internet.

A copy of the Company’s Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on March 5, 2004 is available to interested stockholders on the Company’s website at www.dowjones.com and upon written request to Mr. Mark J. Donohue, Director, Investor Relations, Dow Jones & Company, Inc., 200 Liberty Street, New York, New York, 10281.

By order of the Board of Directors,

Peter G. Skinner

Secretary

New York, New York

March 19, 2004

APPENDIX A

DOW JONES & COMPANY, INC.

Audit Committee Charter

(As amended January 21, 2004)

Statement of Policy

The Audit Committee of the Board of Directors shall provide assistance to the Board in fulfilling its oversight responsibilities with respect to the Company’s accounting and financial reporting processes; the Company’s systems of internal controls over financial reporting; the annual independent audit of the Company’s financial statements; the integrity of the Company’s financial statements; the Company’s compliance with applicable legal and regulatory requirements; the qualifications and independence of the Company’s independent auditors; and the performance of the Company’s internal audit function and independent auditors. The Committee shall prepare the audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

The Committee is not responsible for the planning or conduct of audits or for any determination that the Company’s financial statements and disclosures are complete and accurate or are in accordance with generally accepted accounting principles and applicable rules and regulations.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, and it shall have the full power to retain outside legal, accounting or other advisors to assist it in fulfilling its duties.

Committee Membership and Compensation

The Committee shall consist of three or more directors, each of whom shall meet the independence requirements under applicable laws (including not being an affiliated person of the Company or any of its subsidiaries) and the rules of the New York Stock Exchange.

Committee members shall be appointed by majority vote of all the independent directors, and each Committee member shall serve for a period of one year, unless earlier removed by majority vote of all the independent directors, or until his or her successor has been named.

At least one member of the Committee shall be a financial expert as defined pursuant to applicable laws, and all members of the Committee shall be financially literate as required by the rules of the New York Stock Exchange.

The members of the Committee shall not, directly or indirectly, receive any compensation from the Company, other than fees for service as a director, Committee Member or Committee Chair and fees permitted by the SEC and the rules of the New York Stock Exchange.

If a Committee member simultaneously serves on the audit committees of more than three public companies, then in each such case the Committee will request the Board to determine whether such service would impair the ability of such member to effectively serve on the Committee. If the Board determines that such service would not impair such member’s ability to effectively serve on the Committee, such determination will be disclosed in the Company’s annual proxy statement. If the Board determines that such service would impair such member’s ability to effectively serve on the Committee, the Board will replace such member.

Responsibilities

The primary responsibility of the Committee is to assist the Board in overseeing the integrity of the Company’s financial reporting process and financial statements. Management is responsible for preparing the Company’s consolidated financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to assure to the Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with applicable requirements and are of high quality.

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting). The Committee shall have the sole authority to pre-approve audit services and non-audit services to be provided to the Company by the independent auditors to the extent permissible under applicable laws. The Committee will be responsible for determining the appropriate funding to be provided by the Company to compensate the independent auditors and any outside advisors the Committee retains, and to pay its ordinary administrative expenses. The independent auditors will report directly to the Audit Committee.

The Committee shall meet as often as it may determine, but not less than four times per year. The Committee may form and delegate authority to subcommittees when appropriate.

The Committee shall meet periodically with management, the Company’s internal auditors and its independent auditors in separate executive sessions, and shall report regularly to the Board of Directors.

The following shall be the common recurring processes of the Committee in carrying out its oversight responsibilities. (These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate, including formulating supplemental procedures, given changing circumstances.)

In carrying out its responsibilities, the Committee shall:

Financial Statement and Disclosure Matters

•	Discuss with management and the independent auditors the Company’s annual audited and quarterly financial statements, including disclosures made in the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Discuss with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, major issues as to the adequacy of the Company’s internal controls over financial reporting and any special audit steps adopted in light of material weaknesses and significant deficiencies in controls over financial reporting; (b) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of alternative GAAP methods on the Company’s financial statements and all critical accounting policies and practices; (c) the effect of regulatory and accounting changes/developments, as well as any off-balance sheet structures on the financial statements of the Company; and (d) any transactions not in the ordinary course of business.

•	Discuss with management (a) earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information); and (b) financial information and earnings guidance provided to analysts and rating agencies. (The Committee’s responsibility to discuss earnings releases, as well as financial information and earnings guidance, may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.)

•	Discuss the Company’s guidelines and policies with respect to risk management, risk assessment and any major financial risk exposures. Review the steps management has taken to monitor and control such exposures.

•	Review with the independent auditors, the internal auditing department, and manage -

ment the adequacy and effectiveness of the Company’s systems of internal controls over financial reporting, accounting practices, and disclosure controls and procedures.

•	Discuss any acts of fraud involving senior management or any or employees who have significant roles in the Company’s internal controls.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, including:

•	the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management;

•	any management or internal control letter issued or proposed by the independent auditors and the Company’s response to that letter; and

•	any accounting adjustments that were noted or proposed by the independent auditors but that were not recorded.

•	Review with the independent auditors any problems or difficulties the auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors activities or their access to requested information and significant disagreements with management as well as management’s response.

Oversight of the Company’s Relationship with the Independent Auditors

•	Meet with the independent auditors prior to the audit to discuss the planning and scope of the audit.

•	Review the experience, qualifications, performance and independence of the independent audit firm (and in particular the lead audit partner), taking into account the opinions of management and the internal auditors, and present its conclusions to the Board. (When considering the independence of the independent auditors, consider whether, in addition to ensuring the rotation of the lead audit partner every five years, it may be appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.)

•	Obtain annually from the independent auditors a written list of all of their relationships with and professional services provided to the Company and its related entities, which, in the independent auditors’ professional judgment, may reasonably be thought to bear on independence, as required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. Review no less frequently than annually a report from the independent auditors regarding (a) the independent auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors; (c) any steps taken to deal with any such issues; and (d) all relationships between the independent auditors and the Company.

•	Set clear hiring policies for any employees or former employees of the independent auditors.

•	Review with the independent auditors consultations on significant accounting or other matters in connection with the Company discussed with their national office related to their engagement or compliance with Section 10A of the Securities Exchange Act of 1934.

Oversight of the Company’s Internal Audit Function

•	Review the significant reports prepared by the internal auditing department and any management responses.

•	Discuss with the internal audit depart- ment the internal audit department’s re -

sponsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

•	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the Company’s independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel any legal matters that may have a material impact on the financial statements.

Procedural Responsibilities

•	Obtain the Board’s approval of this Charter and review and reassess its adequacy annually. (In addition, a copy of this Charter shall be included on the Company’s website and the Company’s annual report on Form 10-K shall state that this Charter is available on the Company’s website or upon the request of a shareholder of the Company.)

•	Review the replacement or appointment of the Director of Internal Audit. (The Director of Internal Audit will report to the Chief Financial Officer for administrative purposes.)

•	Evaluate the Committee’s performance on an annual basis.

APPENDIX B

DOW JONES & COMPANY, INC.

Director Independence Standards

(Adopted January 21, 2004)

In accordance with the rules of the New York Stock Exchange, the Company will have a majority of independent directors and all members of the Company’s Corporate Governance, Compensation and Audit Committees must be independent. No director will qualify as independent unless the Board affirmatively determines that he/she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. However, as the concern is independence from management, the Board does not view ownership of even a significant amount of stock as a bar to an independence finding.

The Board does not believe it is possible to anticipate, or explicitly provide for, all circumstances that might bear on the materiality of a director’s relationship to the Company. Accordingly, when making an independence determination, the Board will consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

Notwithstanding the foregoing, no director will qualify as an independent director if:

•	he/she is receiving or has received in the past three years more than $100,000 per year in direct compensation from the Company, excluding director or committee fees and pension or other forms of deferred compensation;

•	any member of his/her “immediate family” (as defined below) is receiving or has received in the past three years more than $100,000 per year in direct compensation from the Company;

•	he/she is or has in the past three years been a director or “executive officer” (as defined below) of a company that makes payments to, or receives payments from, Dow Jones (including its subsidiaries) for property or services in an amount which in any single fiscal year exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•	his/her immediate family member is or has in the past three years been an executive officer of a company that makes payments to, or receives payments from, Dow Jones (including its subsidiaries) for property or services in an amount which in any single fiscal year exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•	he/she is or has in the past three years been an executive officer of a charitable organization to which Dow Jones (including its subsidiaries) made contributions in an amount which in any single fiscal year exceeds the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

•	he/she is or has in the past three years been an employee of the Company (including its subsidiaries);

•	any member of his/her “immediate family” is or has in the past three years been an “executive officer” of the Company (including its subsidiaries);

•	he/she or any member of his/her immediate family is or has in the past three years been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee;

•	he/she is or has in the past three years been an employee of, or affiliated with, a

B-1

present or former internal or external auditor of the Company; or

•	any member of his/her “immediate family” is or has in the past three years been employed in a professional capacity by or affiliated with a present or former internal or external auditor of the Company.

“Executive officer” positions include: a company’s president, principal financial officer, principal accounting officer (or controller), vice-president in charge of a principal business unit and other personnel who perform a significant policy-making function.

“Immediate family” means a director’s spouse, children, parents, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law (whether or not sharing his/her household) and anyone (other than a domestic employee) who shares his/her household.

In addition to the aforementioned requirements, members of the Audit Committee must be independent as defined under new SEC rules. Therefore, no audit committee member will qualify as independent if:

•	he/she, other than in his/her capacity as a member of the Board or a Board committee, directly accepts any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, excluding receipt of amounts under a retirement plan;

•	he/she indirectly accepts (as defined below) any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries; or

•	he/she is an affiliated person (as defined below) of the Company or any of its subsidiaries.

An “affiliated person” is one who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any of its subsidiaries, and also includes executive officers, directors, general partners and managing members of affiliates.

“Indirect acceptance” of fees includes, but is not limited to, (i) acceptance by an entity that has provided accounting, consulting, legal, investment banking or financial advisory services to the Company or any of its subsidiaries in which the director is a partner, member, officer (such as a managing director), or executive officer, or in which the director occupies a similar position, and (ii) acceptance by a spouse, by a minor child or minor stepchild (whether or not sharing his/her home), or by a child or stepchild sharing his/her home.

The Board will direct the Company to circulate questionnaires to the directors annually to assist them in making these determinations. The responses to the questionnaires are to be compiled and evaluated by the Company’s Director of Internal Audit and all potential exceptions to independence will be presented to and discussed among the Board members before a determination of independence is made. Any determination that a director does not meet these independence standards will be disclosed in the Company’s annual proxy statement. The Board reserves the right at any time, and from time to time, to review, amend, alter and repeal the foregoing standards in any way it deems appropriate.

B-2

APPENDIX C

AMENDMENT TO THE DOW JONES 2001

LONG-TERM INCENTIVE PLAN

The Dow Jones 2001 Long-Term Incentive Plan shall be amended to delete the second sentence of Section 2(a) and to replace it with the following:

“The maximum number of shares of Common Stock with respect to which Plan Awards may be granted shall be nine million (9,000,000) shares (subject to adjustment in accordance with the provisions of Section 2(b) hereof) of which not more than 2,100,000 shares will be available for grants of Rights, Restricted Stock, Restricted Stock Units and Other Stock-based Awards; provided, however, that any shares related to such a Plan Award that is forfeited shall be made available for purposes of the foregoing limitation.”

C-1

PROXY

Dow Jones & Company, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS—April 21, 2004

The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints ROY A. HAMMER, PETER R. KANN and PETER G. SKINNER and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders to be held on Wednesday, April 21, 2004, at 11:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement for the 2004 Annual Meeting of Stockholders, a copy of which has been received by the undersigned.

(PLEASE SIGN AND DATE ON REVERSE SIDE)

∧  FOLD AND DETACH HERE  ∧

Notice of 2004 Annual Meeting of Stockholders

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

Wednesday, April 21, 2004

To the Stockholders of

DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The American Express Building, 26th Floor Auditorium, Three World Financial Center, 200 Vesey Street, New York, New York on Wednesday, April 21, 2004 at 11:00 a.m. for the purposes of:

1.	Electing five directors to serve for a one-year term expiring in 2005;
2.	Approving the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors for 2004;
3.	Approving an amendment to the Dow Jones 2001 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 from 7,000,000 to 9,000,000 shares;
4.	Acting upon a stockholder proposal to require that the positions of Chairman of the Board and Chief Executive Officer be held by different persons; and
5.	Transacting such other business as may properly come before the meeting.

Your attention is directed to our 2004 Proxy Statement for further information with respect to the matters to be acted upon at the meeting. You may view or print a copy of our proxy statement, as well as our annual report, at http://www.dowjones.com/index_invest.htm.

You can now access proxy statements, annual reports and other shareholder account information via secure online access instead of receiving paper copies in the mail. This will help us reduce printing and postage costs. You can revoke your consent to access the proxy statement and annual report electronically at any time by writing or calling. You can access your Dow Jones account online via Investor ServiceDirect, a service of our transfer agent, Mellon Investor Services, at www.melloninvestor.com. You will need to establish a PIN to log into your account and access your account information, including your certificate history, book-entry information, and payment history for dividends. For technical assistance, call 1-877-978-7778 between 9am-7pm EST.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSAL 4.

Please mark your votes as indicated in this example.	☒

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

1. Election of Directors by Common and/or Class B Common Stock.		FOR ☐	WITHHELD ☐
Common Stock	Common and Class B Common Stock

01-Irvine O. Hockaday, Jr. 02-Vernon E. Jordan, Jr.	03-Lewis B. Campbell 04-Dieter von Holtzbrinck 05-Elizabeth Steele

For, except vote withheld from the following nominee(s):

	FOR	AGAINST	ABSTAIN

2. Approval of Auditors for 2004.	☐	☐	☐

3.   Amendment to the Company’s 2001 Long-Term
Incentive Plan to increase the shares reserved for
issuance from 7,000,000 to 9,000,000 shares.

4.   Stockholder proposal to separate the positions of
Chairman of the Board and Chief Executive Officer.

FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐

NOTE REGARDING FUTURE ELECTRONIC DELIVERY

To elect to receive proxy statements, annual reports and other shareholder communications via secure online access rather than in the mail, enroll at www.melloninvestor.com/ISD.

Signature(s)	Date: , 2004

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.

∧  FOLD AND DETACH HERE  ∧

VOTE BY INTERNET OR TELEPHONE OR MAIL

YOUR VOTE IS IMPORTANT — YOU CAN VOTE IN ONE OF THREE WAYS:

•	VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

OR

•	VOTE BY TELEPHONE OR INTERNET — You will need to have your proxy card in hand. You cannot vote by telephone or Internet after 11:59 p.m. (EST) on April 20, 2004.

1. VOTE BY PHONE: Call toll-free 1-800-435-6710 on a touch-tone telephone 24 hours a day, 7 days a week.

There is no charge to you for this call.

Option 1:  To vote as the Board of Directors recommends on ALL proposals, press 1.

When asked, you may vote another card or change your vote by pressing 1.

Option 2:  If you choose to vote on each item separately, press 2. You will hear these instructions:

Proposal 1:    To VOTE FOR all nominees press 1; to WITHHOLD FROM ALL nominees, press 2.

To WITHHOLD FOR AN INDIVIDUAL nominee, press 3 and listen to the instructions.

Proposal 2:    To vote FOR, press 1; AGAINST, press 2; ABSTAIN, press 3.

Proposal 3:    To vote FOR, press 1; AGAINST, press 2; ABSTAIN, press 3.

Proposal 4:    To vote FOR, press 1; AGAINST, press 2; ABSTAIN, press 3.

When asked, you may vote another card or change your vote by pressing 1.

OR

2. VOTE BY INTERNET:  Follow the instructions at our Website address: http://www.eproxy.com/dj

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

THANK YOU FOR VOTING. Please do not return your proxy card if you are voting by telephone or Internet.

PROXY

Dow Jones & Company, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS—April 21, 2004

The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints ROY A. HAMMER, PETER R. KANN and PETER G. SKINNER and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders to be held on Wednesday, April 21, 2004, at 11:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement for the 2004 Annual Meeting of Stockholders, a copy of which has been received by the undersigned.

(PLEASE SIGN AND DATE ON REVERSE SIDE)

∧  FOLD AND DETACH HERE  ∧

Notice of 2004 Annual Meeting of Stockholders

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

Wednesday, April 21, 2004

To the Stockholders of

DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The American Express Building, 26th Floor Auditorium, Three World Financial Center, 200 Vesey Street, New York, New York on Wednesday, April 21, 2004 at 11:00 a.m. for the purposes of:

1.	Electing five directors to serve for a one-year term expiring in 2005;
2.	Approving the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors for 2004;
3.	Approving an amendment to the Dow Jones 2001 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 from 7,000,000 to 9,000,000 shares;
4.	Acting upon a stockholder proposal to require that the positions of Chairman of the Board and Chief Executive Officer be held by different persons; and
5.	Transacting such other business as may properly come before the meeting.

Your attention is directed to our 2004 Proxy Statement for further information with respect to the matters to be acted upon at the meeting. You may view or print a copy of our proxy statement, as well as our annual report, at http://www.dowjones.com/index_invest.htm.

You can now access proxy statements, annual reports and other shareholder account information via secure online access. You can access your Dow Jones account online via Investor ServiceDirect, a service of our transfer agent, Mellon Investor Services, at www.melloninvestor.com. You will need to establish a PIN to log into your account and access your account information, including your certificate history, book-entry information, and payment history for dividends. For technical assistance, call 1-877-978-7778 between 9am-7pm EST.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSAL 4.

Please mark your votes as indicated in this example.	☒

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

1. Election of Directors by Common and/or Class B Common Stock.		FOR ☐	WITHHELD ☐
Common Stock	Common and Class B Common Stock

01-Irvine O. Hockaday, Jr. 02-Vernon E. Jordan, Jr.	03-Lewis B. Campbell 04-Dieter von Holtzbrinck 05-Elizabeth Steele

For, except vote withheld from the following nominee(s):

	FOR	AGAINST	ABSTAIN

2. Approval of Auditors for 2004.	☐	☐	☐

3.   Amendment to the Company’s 2001 Long-Term
Incentive Plan to increase the shares reserved for
issuance from 7,000,000 to 9,000,000 shares.

4.   Stockholder proposal to separate the positions of
Chairman of the Board and Chief Executive Officer.

FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐

Signature(s)	Date: , 2004

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.

∧  FOLD AND DETACH HERE  ∧

VOTE BY INTERNET OR TELEPHONE OR MAIL

YOUR VOTE IS IMPORTANT — YOU CAN VOTE IN ONE OF THREE WAYS:

•	VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

OR

•	VOTE BY TELEPHONE OR INTERNET — You will need to have your proxy card in hand. You cannot vote by telephone or Internet after 11:59 p.m. (EST) on April 20, 2004.

1. VOTE BY PHONE: Call toll-free 1-800-435-6710 on a touch-tone telephone 24 hours a day, 7 days a week.

There is no charge to you for this call.

Option 1:  To vote as the Board of Directors recommends on ALL proposals, press 1.

When asked, you may vote another card or change your vote by pressing 1.

Option 2:  If you choose to vote on each item separately, press 2. You will hear these instructions:

Proposal 1:    To VOTE FOR all nominees press 1; to WITHHOLD FROM ALL nominees, press 2.

To WITHHOLD FOR AN INDIVIDUAL nominee, press 3 and listen to the instructions.

Proposal 2:    To vote FOR, press 1; AGAINST, press 2; ABSTAIN, press 3.

Proposal 3:    To vote FOR, press 1; AGAINST, press 2; ABSTAIN, press 3.

Proposal 4:    To vote FOR, press 1; AGAINST, press 2; ABSTAIN, press 3.

When asked, you may vote another card or change your vote by pressing 1.

OR

2. VOTE BY INTERNET:  Follow the instructions at our Website address: http://www.eproxy.com/djplans

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

THANK YOU FOR VOTING. Please do not return your proxy card if you are voting by telephone or Internet.